                                                          Exhibit 10.19

                                    AGREEMENT




                             dated January 8, 1997



                                     between


                         HOUSTON TRACKER SYSTEMS, INC.


                                       and


                         ECHOSTAR SATELLITE CORPORATION


                                       and


                                 EXPRESSVU INC.


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     THIS AGREEMENT is made this 8th day of January, 1997,

B E T W E E N:

          HOUSTON TRACKER SYSTEMS, INC., a corporation incorporated under the laws of Colorado,

          (hereinafter referred to as "HTS")

                                                             OF THE FIRST PART,

                                     - and -

          ECHOSTAR SATELLITE CORPORATION, a corporation incorporated under the laws of Colorado,

          (hereinafter referred to as "ESC")


                                                            OF THE SECOND PART,

                                     - and -

          EXPRESSVU INC., a corporation incorporated under the laws of Canada

          (hereinafter referred to as "ExpressVu")

                                                             OF THE THIRD PART.

     WHEREAS ESC operates a DTH Service in the United States;

     AND WHEREAS ExpressVu wishes to operate a DTH Service in Canada;

     AND WHEREAS the EchoStar Parties are able to provide programming signals and equipment and services required by ExpressVu in connection with its DTH Service;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

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                                       -2-


                                    ARTICLE 1
                                   DEFINITIONS

     In this Agreement the following terms shall have the following meanings, unless the context otherwise requires:

     "ACCEPTANCE CERTIFICATE" - a certificate to be signed by ExpressVu and delivered to HTS indicating ExpressVu's final acceptance of the Successful Completion of a test against the Specifications in respect of each of the milestones to be achieved by HTS on the GANTT Chart;

     "ACCEPTANCE TEST PROCEDURES" - the procedures used to determine compliance of the performance of the various systems, sub-systems and units of Hardware and Software against the Specifications, more specifically set forth in Schedule 5 and conducted in accordance with the provisions of Article 9;

     "AFFILIATE" - with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with, such Person;

     "AGREEMENT" - means this Agreement and all schedules hereto and instruments in amendment or confirmation hereof; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section or other subdivision; "Article", "Section", or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section or other subdivision of this Agreement;

     "APPLICATION" - the unique functionality of the Smart Card and its unique interaction with other components developed by HTS or a third party to enable and turn-off subscribers to the various programming services offered by pay TV operators using such components, which functionality is more fully set out in
Schedule 1;

     "BOX" - the digital integrated receiver decoder and incorporating the relevant parts of the Conditional Access System, the Verifier and the Box Software, which is intended for use by Subscribers for receiving and decoding programming and data signals and is more fully described in Schedule 2;

     "BOX MANUFACTURER" - any manufacturer licensed by HTS or one of its Affiliates and authorized by ExpressVu to manufacture Boxes;

     "BOX SOFTWARE" - any Software embedded in the Box, including the HTS Software;

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                                       -3-


     "BUSINESS DAYS" - any day of the year, other than a Saturday, Sunday or any day on which Canadian or U.S. national banks are required or authorized to close;

     "CA COMPONENTS" - the hardware components of the Conditional Access System made by Nagra and supplied to ExpressVu by HTS;

     "CA SOFTWARE" - the computer software necessary for the Conditional Access System to function in accordance with the Specifications, including, without limitation, the Box Software and all software in the Smart Cards and the supporting computer hardware;

     "CLOSED CAPTION SERVICE" - means transmission of closed captioned information throughout the System such that all data contained in line 21 of the vertical blanking interval (VBI) of the television program signal at the input of the Hardware will be reconfigured within the Box and inserted back into line 21 of the VBI at the output;

     "CONDITIONAL ACCESS SYSTEM" - comprises the DVB scrambler (which is technically a part of the DVC Multiplex, as further specified in Schedule 1) the IMS, the conditional access interface hardware to the IMS (comprising GTW (SMS GaTeWay), Access Control System, EMM Encryptor, ECM Encryptor, Call Collector and EMM Broadcaster), the conditional access interface to the IMS, Supplier Smart Card Registration System, portions of the Software, and the Smart Cards all with a specific Verifier, cryptology and keyset, as further specified in
Schedule 7;

     "CONTROL" - in relation to a Person, means control of such Person in any manner that results in control in fact, whether directly through the ownership of securities or indirectly through a trust, agreement or arrangement, the ownership of securities of a corporation or other Person or otherwise.

     "CSG" - is defined in Section 8.1;

     "CUSTOMER MODIFICATION" - means any modification to the Specifications requested by ExpressVu pursuant to Section 7.2;

     "DEVICE" - the secure microprocessor as specified by HTS from time to time, incorporating the Application, which is downloaded with manufacturer access codes, Rom mask and security fuses, and which is incorporated into a module embedded into a Smart Card;

     "DIVICOM" - DiviCom, Inc., the supplier to HTS of certain of the Hardware and the Software, including the Encoders;

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                                       -4-


     "DOCUMENTATION" - all documents, notes and drawings necessary for installing, operating and administering the Conditional Access System as set out in Schedule 3;

     "DOMINION AGREEMENT" - is defined in Section 19.3(e)(iii);

     "DTH SERVICE" - a digital television, audio and/or data and other programming and non-programming service which is delivered direct to subscribers' homes or businesses by satellite;

     "ECHOSTAR DBS SATELLITE" - a DBS satellite on which the majority of transponders are owned by ESC and/or its Affiliates or which satellite is owned ESC and/or its Affiliates;

     "ECHOSTAR FSS SATELLITE" - an FSS satellite on which the majority of transponders are owned by ESC and/or its Affiliates or which satellite is owned by ESC and/or its Affiliates;

     "ECHOSTAR PARTIES" - HTS and ESC, collectively;

     "ECN" - an engineering change notice, the acceptance of which requires the approval of the Chief Executive Officer of ExpressVu;

     "EFFECTIVE DATE" - the day on which all conditions set forth in Section 32.1, 32.2 and 32.3 have been satisfied or complied with or waived by the party or parties entitled to waive the same;

     "ENCODERS" - the equipment and associated software required to digitally compress audio and video signals into a multiplexed, digital stream, modulated into a QPSK signal described in Schedule 2;

     "ENCODER SOFTWARE" - the System software under license by HTS from DiviCom for use in that part of the Hardware and Software supplied by DiviCom to HTS as described in Schedule 2;

     "EPG" - HTS' electronic programme guide entry system and related software in the System;

     "EXCLUSIVE LICENSED TRADE MARKS" - is defined in Section 21.1(a);

     "FINAL SYSTEM ACCEPTANCE DATE" - the date of delivery by ExpressVu to HTS of the Acceptance Certificate in respect of System Completion;

     "FORCE MAJEURE" - is defined in Section 35.3(b);


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                                       -5-


     "FORECAST" - the forecast with respect to the manufacturing and supply of Units pursuant to Article 14;

     "GANTT CHART" - the progress and milestone chart for the installation, integration and implementation by HTS of the System, attached hereto as Schedule 4;

     "HARDWARE" - all hardware or equipment purchased by ExpressVu pursuant to this Agreement necessary for the functionality of the System (excluding, for greater certainty, Units) and which conforms to the Specifications, as more specifically described in Schedules 1 and 2;

     "HTS SOFTWARE" - the computer software which is solely owned by HTS or an Affiliate thereof, or as to which HTS or an Affiliate has sufficient rights to perform the obligations set forth in this Agreement or the Source Code Deposit Agreement and which is contained in the Box, which software is listed in
Schedule 20 hereto;

     "IMPROVEMENT" - any improvement, modification or adaption which may be made or which is acquired by either HTS or ExpressVu after the Final System Acceptance Date and which enhances the usefulness, efficiency, profitability and cost effectiveness of the System regardless of whether or not the improvement in question is patentable or constitutes an Intellectual Property Right;

     "IMS" - the integrated network management control system developed by HTS as specified in Schedule 2;

     "INTEGRATION SERVICES" - integration service obligations to be performed by HTS with respect to the System pursuant to the terms of this Agreement;

     "INTELLECTUAL PROPERTY RIGHT" - any patent, registered design, copyright, design right, topography right, trade mark, service mark, application to register any of the aforementioned rights, rights in the nature of any of the aforementioned rights, trade secrets, rights in unpatented know-how, right of confidence and any other intellectual or industrial property rights of any nature whatsoever in any part of the world;

     "LNB" - is defined in Section 14.9;

     "LICENSED TRADE MARKS" - the Exclusive Licensed Trade Marks and the Non-Exclusive Licensed Trade Marks, collectively;

     "MARKETING PLAN" - the marketing plan for the sale, distribution and promotion of the Units and ExpressVu's DTH Service prepared by HTS and ExpressVu in consultation with each other and modified and updated by them (in consultation as aforesaid) from time to time;

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                                       -6-


     "MPEG 2" - Motion Pictures Experts Group - ISO 13818 - the international standard for digital compression;

     "NAGRA" - Kudelski SA, a corporation incorporated under the laws of Switzerland, carrying on business under the name Nagravision, the supplier to HTS of the Conditional Access System and the Smart Cards;

     "NON-EXCLUSIVE LICENSED TRADE MARKS" - is defined in Section 21.1(a);

     "NON-PROGRAMMING SIGNALS" - is defined in Section 3.5;

     "OUTDOOR UNIT" - means the antenna apparatus for receiving satellite signals including a standard parabolic antenna, standard mounting hardware and standard length of cable, all as more particularly described in Schedule 2;

     "PERSON" - any individual, company, partnership, trust, unincorporated association, government authority or agency or any other entity;

     "PERSONALIZATION" - the process by which the Box Manufacturer loads each Smart Card with a serial number and manufacturer information and prints the serial number on the Smart Card (with a barcode option);

     "PURCHASE PRICE" - the price paid by ExpressVu to HTS pursuant to
Section 10.1, subject to adjustment as provided elsewhere herein, for purchase of the Hardware, the Integration Services and the license of the Software;

     "REMOTE SITE" - any alternative Canadian or American location designated by ExpressVu for its uplink/multiplexing facility which is subject to the same security controls and measures as the Site and which has been approved by HTS, such approval not to be unreasonably withheld;

     "SATELLITE INFRASTRUCTURE" - the satellite system used for transmitting ExpressVu's DTH Service;

     "SITE" - the site of ExpressVu's main uplink/multiplexing facility in Ontario, Canada;

     "SMART CARD" - a plastic card which complies with ISO 7816 specifications incorporating the Device and Personalized uniquely for ExpressVu as directed by HTS in accordance with Section 13.11;

     "SMART CARD PRICE" - is defined in Section 14.8;

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                                       -7-


     "SMS" - services provided to ExpressVu by a third party in connection with the authorization of access to ExpressVu's DTH Service by Subscribers and the management of the payment process by Subscribers for such access;

     "SMS SOFTWARE" - the integrated computer software system for installing, administering and maintaining the SMS System;

     "SMS SYSTEM" - the subscriber management system selected by ExpressVu to provide subscriber management for ExpressVu's DTH Service and which is technically capable of being interfaced to ExpressVu's Conditional Access System;

     "SOFTWARE" - the computer software necessary for the installation, administration, maintenance and functionality of the System in accordance with the Specifications, including, without limitation, the CA Software, the Encoder Software and the Box Software which Software is listed in Schedule 6 attached hereto, and including, except as otherwise provided herein, the HTS Software which is listed in Schedule 20 hereto;

     "SOURCE CODE DEPOSIT AGREEMENT"- the deposit agreement to be entered into between ExpressVu and HTS pursuant to Sections 23.1 and 32.3 relating to the HTS Software;

     "SPECIALTY LANGUAGE CHANNELS" - three channels (or services) offered by ESC's DTH Service which provide programming primarily in the Arabic, Greek and Italian languages, respectively;

     "SPECIALTY LANGUAGE SUBSCRIBER" - a subscriber to ESC's DTH Service who subscribes only for one or more of the Specialty Language Channels;

     "SPECIFICATION(S)" - the specifications, attached hereto as Schedules 1 and 2, detailing the performance, capabilities, functions and standards of all elements of the System;

     "STANDARD RATES" - HTS' standard rates for labour and expenses as set out in Schedule 11, which shall be firm until the end of 1997, and may be increased thereafter in accordance with increases under the "United States Bureau of Labor Statistics Indices SIC Code 3761 for Guided Missiles and Space Vehicles, Average Hourly Earnings";

     "STATISTICAL MULTIPLEXING" (OR "STAT MUXING") - means that allocation of digital bandwidth referred to as megabits per second (Mbs) to an individual program channel within a transponder multiplex that can be made on a dynamic basis, such that the total digital bits available for program information at any point in time can be shared between some or all of the program channels within the multiplexer;

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                                       -8-


     "SUBSCRIBER" - any Person in the Territory who is a party to a subscription contract with ExpressVu and who is authorized by virtue of such contract to receive one or more of the services which are part of ExpressVu's DTH Service;

     "SUCCESSFUL COMPLETION" - when used in this Agreement with respect to any test, means where the results of such test substantially comply with the Specifications in Schedules 1 and 2 required to validate the performance of the System provided that any failure to meet the Specifications is not material to the successful operation of the System;

     "SUPPLIER SMART CARD REGISTRATION SYSTEM" - a registration system developed by HTS for maintaining the Smart Card database for stock/status registration;

     "SYSTEM" - the end-to-end system comprised of the Hardware and the Software, being the multiple channel, direct-to-home, transmission system which accords with the MPEG 2 standard and which will be capable of providing satellite-delivered audio, video and/or data services available to in excess of 500,000 Subscribers with access to in excess of 100 channels in the Territory (assuming ExpressVu has available to it adequate satellite carriage and transmitting capacity and subject to ExpressVu purchasing and installing sufficient incremental Hardware and Software to permit the theoretical System capacity of 100 channels to be realized), as more fully described in Schedules 1, 2 and 6, and which, for greater certainty, is to be integrated with the Conditional Access System, the SMS System, the Encoders, Closed Caption Service and the Units;

     "SYSTEM COMPLETION" - means Successful Completion of the last Acceptance Test Procedure in respect of the System; for greater certainty, System Completion shall be deemed to have been achieved if ExpressVu has commenced commercial operation of its DTH Service and the System is operating at least as well as the system used by ESC to provide its DTH Service in the U.S;

     "TCI" - is defined in Section 22.2(e);

     "TERRITORY" - all of the provinces and territories which currently comprise Canada as of the date hereof;

     "UNITS" - is defined in Section 14.1; and

     "VERIFIER" - the specific Software which is used to safeguard the integrity of ExpressVu's DTH Service, on its own behalf and on behalf of its programme and service providers.

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                                       -9-


Capitalized terms used in this Agreement and not defined in this Article 1 have the respective meanings given to such terms elsewhere in this Agreement or the Schedules hereto.


                                   ARTICLE 2
                                     TERM

2.1 TERM. This Agreement shall take effect as and from the date hereof and, subject to the terms contained herein, shall continue in force without limit of period unless or until terminated pursuant to the terms herein.


                                    ARTICLE 3
                        PROGRAMMING TRANSMISSION SERVICES


3.1 PROVISION OF PROGRAMMING SIGNAL TRANSMISSION SERVICES BY ESC TO EXPRESSVU. From and after the Effective Date, ESC shall permit ExpressVu to re-uplink to its satellite facilities for use only in the Territory all video (including, without limitation, pay-per-view) and audio programming signals which are part of EchoStar's DTH Service and which are from time to time on the CRTC-authorized satellite lists and which ExpressVu may wish to include as part of its DTH Service.

3.2 PROVISION OF CANADIAN PROGRAMMING SIGNAL TRANSMISSION SERVICES BY EXPRESSVU TO ESC. From and after the Effective Date, ExpressVu shall permit ESC to re-uplink to its satellite facilities for use only in the United States all video (including, without limitation, pay-per-view) and audio programming signals which are part of ExpressVu's DTH Service and which can be distributed in the United States and which ESC may wish to include as part of its DTH Service.

3.3 PAYMENT FOR PROGRAMMING SIGNAL TRANSMISSION SERVICES. Notwithstanding anything else herein contained, the obligations of each of ESC and ExpressVu to provide programming transmission services to each other pursuant to Sections 3.1 and 3.2 are subject to and conditional upon their agreement as to the fee to be paid by the recipient to the provider thereof. ESC and ExpressVu shall negotiate in good faith with respect to such fees but, for greater certainty, neither party shall be under any obligation to provide any such transmission services to the other if such good faith negotiations do not result in an agreement on the fees to be charged and paid with respect to all or any such transmission services which one party may request the other party to provide pursuant to either Section 3.1 or 3.2

3.4 APPROVAL OF CONTENT PROGRAMMERS. The obligations of a party hereunder (the "Providing Party") to provide transmission services to the other party (the "Receiving Party") pursuant to either Section 3.1 or 3.2 shall further be subject to and conditional upon:

     (a) the Receiving Party having obtained rights to programming to be transmitted through such services from content programmers and to such programmers having agreed the Receiving Party may obtain the signals directly from the Providing Party; and

     (b) each of the Providing Party and the Receiving Party having obtained all required approvals from governmental regulatory authorities in the United States and Canada, it being understood that each of the parties hereto shall use their commercially reasonable efforts to obtain any such approvals which it may require from time to time to provide or receive such services; provided that the Receiving Party shall pay all reasonable costs and expenses (including, without limitation, legal fees) incurred by the Providing Party in order to obtain such approvals unless the Receiving Party is ExpressVu and ESC is required to provide such transmission services to ExpressVu as a result of ESC's purchase or lease of transponders pursuant to Section 31.1(b), in which case ESC shall bear all such costs and expenses (provided that ExpressVu shall bear the further incremental costs and expenses of obtaining approvals from any governmental authorities for any such signals to be provided to ExpressVu by ESC).

3.5 RIGHTS OF ACCESS TO NON-PROGRAMMING SIGNALS. Each of ESC and ExpressVu shall make available to the other the same third party Non-Programming Signals (as hereinafter defined) it makes available to cable television operators, MMDS operators and other retail programming providers on terms no less favourable than such signals are provided to such third parties, assuming like numbers of subscribers and assuming other like terms and conditions which would have an effect on the price at which a party is prepared to offer to make available such signals. Notwithstanding the foregoing, neither ESC nor ExpressVu shall be required to make Non-Programming Signals available to the other if it is precluded from doing so by the terms of any agreement with the originators of such signals or if the other party does not possess all necessary rights to use any technology required to receive such Non-Programming Signals. "Non-Programming Signals" shall include but not be limited to:

          (i)   software and other data delivery to computers;
          (ii)  data services such as internet access;
          (iii) business television;
          (iv)  educational services;

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                                      -11-


          (v)   communications;
          (vi)  interactive services such as video games; and
          (vii) digital news services.

If the provisions of this Section 3.5 conflict with the provisions of any other Section of this Agreement, the provisions of such other Section shall prevail.


                                    ARTICLE 4
                               PURCHASE AND SUPPLY

4.1 PURCHASE. HTS hereby agrees to sell, assign and transfer to ExpressVu, and ExpressVu hereby agrees to purchase from HTS, all right, title and interest of HTS to the Hardware, and HTS hereby similarly agrees to transfer and assign to ExpressVu any and all warranties provided by the suppliers of the Hardware to HTS (unless prohibited by the terms of the warranty, in which case HTS commits to attempt to enforce the warranties on behalf of ExpressVu (at ExpressVu's expense) if reasonably possible), free and clear of all mortgages, liens, pledges, charges, restrictions and encumbrances of any nature whatsoever and upon and subject to the terms and conditions of this Agreement.

4.2 SUPPLY. Throughout the term of this Agreement HTS shall supply Units in accordance with the provisions hereof. HTS acknowledges that, following System Completion, ExpressVu shall purchase spare parts for the Encoders (excluding, for greater certainty, Smart Cards) directly from DiviCom and CA Components directly from Nagra.


                                    ARTICLE 5
                                     LICENSE

5.1  LICENSE.

     (a) As is necessary to operate the System, HTS hereby grants to ExpressVu, and ExpressVu hereby accepts, a license or sub-license, as the case may be, in perpetuity (subject to the earlier termination of such license in accordance with the provisions herein), with absolutely no right to further transfer, license or sublicense (except as otherwise expressly set forth herein), to install, operate, utilize and administer the Software identified in Schedule 6 as Software at the Site and/or the Remote Sites for the purpose of providing ExpressVu's DTH Service in the Territory. ExpressVu acknowledges that HTS and its Affiliates do not provide any proprietary software necessary for operation of the Uplink facility at the Site or Remote Sites.

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                                      -12-


     (b) With respect to all Software listed in Schedule 6 attached hereto at the date hereof not referred to in Section 5.1(a), HTS acknowledges and agrees that it is the responsibility of HTS to use its commercially reasonable efforts to ensure, prior to installation of such Software in the System, that HTS has obtained the right from any third party owner thereof to install such Software therein and to permit ExpressVu to use the same in the System for the purpose of providing ExpressVu's DTH Service in the Territory. To the extent that HTS is unable to obtain such rights in accordance with this
          Section 5.1(b), ExpressVu may exercise its rights to obtain such Software in accordance with Section 10.6.

     (c) If at any time HTS determines to install in the System any Software not listed in Schedule 6 attached hereto at the date hereof, such Software shall be added to such Schedule and the provisions of Section 5.1(a) and Section 5.1(b), as applicable, shall apply thereto.

     (d) HTS shall use its commercially reasonable efforts to assign to ExpressVu the full benefit of any indemnity rights provided to HTS by any third party owner of Software from time to time listed on Schedule 6 attached hereto. If HTS does not obtain such an assignment, HTS commits to attempt to enforce the full benefit of the indemnity on behalf of ExpressVu (at ExpressVu's expense) if reasonably possible.

5.2  RIGHT.  HTS furthermore grants to ExpressVu a right in the Territory to:

     (a) install and operate the System only at the Site or one or more Remote Sites;

     (b) address the Conditional Access System and maintain a database of enabled Boxes;

     (c)  receive all the Documentation;

     (d) use the computer programs forming part of the Software on one or more computers forming part of the Conditional Access System, by loading or transmitting the programs into computers for the processing of the Conditional Access System instructions or statements contained in the programs;

     (e) make as many copies of the Software supplied by HTS, for backup purposes, for the Site, and as many copies of the Software supplied by HTS, for backup purposes, for each Remote Site as are permitted by the applicable Software developer;

     (f)  to interface, integrate and use the System; and

     (g) to use the source code of the HTS Software as listed in Schedule 20 only in accordance with the terms and conditions of the Source Code Deposit Agreement.

5.3 LIMITATIONS ON RIGHTS. The Software and Intellectual Property Rights comprised in the Hardware shall at all times remain the exclusive property of HTS, or its licensors, as the case may be, and ExpressVu shall not act as the agent of HTS and shall not grant sub-licenses in respect of the Software without HTS' prior written consent, which consent may be withheld by HTS in its absolute
discretion.   ExpressVu shall not copy or correct any errors or otherwise modify, disassemble, decompile or reverse engineer any of the Software or incorporate any of the Software in any other software or products without HTS' prior written consent, which consent may be withheld by HTS in its absolute discretion, except as permitted by the Source Code Deposit Agreement. For greater certainty, the HTS Software is not being licensed or sub-licensed to ExpressVu, except as necessary to sell the Boxes in accordance with the terms hereof or as permitted by the Source Code Deposit Agreement.

5.4 TITLE TO TECHNICAL SPECIFICATIONS, ETC. All Specifications, patterns, drawings and information created by or at the expense of either party shall remain the supplying party's property and must be returned in good order and condition on termination of this Agreement and shall not be copied or used for any other purpose other than for the carrying out of this Agreement. Notwithstanding the foregoing, all Specifications, patterns, drawings and information created by HTS with respect to ExpressVu's Canadian uplink centre shall become the property of ExpressVu provided that such Specifications, patterns, drawings and information shall be used by ExpressVu solely for operational purposes in connection with its DTH Service and shall not be used by any Person for any other purpose.


                                    ARTICLE 6
                          IMPLEMENTATION OF THE SYSTEM

6.1 PHASED IMPLEMENTATION. The parties acknowledge that a phased implementation approach has been agreed for the delivery, installation, commissioning and acceptance of the System as set out in the GANTT Chart.

6.2 MILESTONES. HTS shall use its commercially reasonable efforts to complete its Integration Services and System installation obligations hereunder so as to attain the milestones in accordance with the GANTT Chart. HTS shall promptly notify ExpressVu if HTS becomes aware of any delays in its Integration Services or in the installation of the System which are likely to prevent HTS from meeting such milestones.

Notwithstanding anything else herein contained, ExpressVu acknowledges that its sole right to damages for failure to attain System Completion in a timely manner is as set forth in Article 27.


                                    ARTICLE 7
                                  INSTALLATION

7.1 DELIVERY AND INSTALLATION. HTS shall use its commercially reasonable efforts to deliver the Hardware and install the Hardware, Software and the System at ExpressVu's premises at the times set forth in the GANTT Chart and in accordance with the provisions of Schedule 1.

7.2 MODIFICATIONS. HTS shall as soon as reasonably practicable after the date hereof arrange a meeting(s) with ExpressVu in order to discuss any modifications to the Specifications for the System which are specific to ExpressVu (a "Customer Modification"). Any necessary modifications and/or revisions to the Specifications for the System shall be recorded in writing and thereafter such modified Specifications for the System will replace the Specifications for the System for the purposes of this Agreement. For the purpose of such meeting(s), both HTS and ExpressVu shall make available as many properly qualified and authorized personnel as are necessary to finalise the Specifications for the System. In the event that modifications requested by ExpressVu could, in the reasonable opinion of HTS, result in the failure of the System to comply with the Specifications for the System, HTS shall advise ExpressVu in writing of such anticipated non-compliance in advance of its implementation and, in the event ExpressVu insists in writing by means of the ECN on implementing such modification and HTS' opinion as aforesaid remains unchanged, HTS shall be released from its integration obligations hereunder.

7.3 STANDARD RATES. Customer Modifications to the Specifications for the System referred to in Section 7.2 shall be charged to ExpressVu on a project basis at the Standard Rates and the Purchase Price shall be adjusted accordingly. HTS shall present ExpressVu with a detailed plan and pricing for ExpressVu's approval prior to commencement of such modifications.


                                    ARTICLE 8
                               SYSTEM INTEGRATION

8.1 INTEGRATION. HTS shall use its commercially reasonably efforts to integrate the System in accordance with the timeframe established in the GANTT Chart and in accordance with the Specifications. HTS only commits that the HTS System will interface properly with the SMS Software if ExpressVu chooses CSG Systems Inc.

("CSG") for its SMS Software, and the CSG SMS Software system chosen by ExpressVu is the same as that which was chosen and customized by HTS for the integration of its own system. In the event that ExpressVu chooses an alternate SMS system, HTS will at its Standard Rates use its reasonable efforts to cause to be integrated such SMS Software with the System and the Purchase Price shall be adjusted accordingly.

8.2 CHARGE FOR INTEGRATION SERVICES. Except as otherwise provided herein, the cost for the provision by HTS of Integration Services is included in the payment by ExpressVu of the Purchase Price.

8.3 PREPARATION OF THE SITE. HTS shall supply sufficient instructions for the preparation of the Site and shall have primary responsibility in connection therewith and ExpressVu shall cooperate with HTS in the implementation of such instructions. The parties acknowledge that the timely preparation of the Site is essential to the System Completion in the time set out in the GANTT Chart. HTS shall deliver the instructions to ExpressVu within 14 days of selection of the Site by ExpressVu. Upon receiving the instructions, ExpressVu shall at its own expense prepare the Site in accordance with HTS' instructions. HTS shall notify in writing ExpressVu of any amendment to the instructions thereafter, which notice shall not relieve HTS of its obligations with respect to attaining System Completion in accordance with the GANTT Chart. Notwithstanding the foregoing, in the event that any amendment to the instructions shall, as determined by ExpressVu and HTS acting together in good faith, result in the delay of the System Completion in the times set out in the GANTT Chart and the cause of such delay is not directly attributable to any fault of HTS in connection with its obligations to provide instructions under this Section, then the GANTT Chart shall be deemed to be amended accordingly to take into account such delay and HTS shall not be liable to pay liquidated damages under Article 27 which would otherwise be payable as a result of such delay. ExpressVu shall prepare the Site so as to ensure that there will be, for the purpose of installation of the Hardware, Software and the System:

     (a) an adequate supply of electricity in accordance with the Specifications for the System or as otherwise directed by HTS by written notice to ExpressVu within a reasonable time prior to the installation of the System;

     (b) adequate electrical and mechanical items and fittings in accordance with the Specifications for the System or as otherwise directed by HTS by written notice to ExpressVu within a reasonable time prior to the installation of the System;

     (c) appropriate environmental conditions in accordance with the Specifications for the System or as otherwise directed by HTS by written notice to ExpressVu within a reasonable time prior to the installation of the System; and

     (d) secure Site and storage areas for the various components of the Hardware.

8.4 HEALTH AND SAFETY. ExpressVu shall take all reasonable precautions to safeguard the health and safety of HTS' staff and sub-contractors working with equipment and materials belonging to ExpressVu. Furthermore, ExpressVu shall ensure that such equipment and materials comply at all times with all relevant statutory regulations and approved codes of practice.

8.5 OPERATING RECORDS. During any applicable warranty period, ExpressVu shall maintain operating records of the Encoders and copies of such records shall be readily available to HTS, together with such additional information as HTS may reasonably require.

8.6 PRIORITY FOR COMPLETION OF INTEGRATION SERVICES. The parties acknowledge that the EchoStar Parties have limited resources available for the completion of the Integration Services. The EchoStar Parties therefore covenant with ExpressVu that they and their Affiliates shall give first preference and top priority to the completion of the Integration Services for ExpressVu over the completion of services similar to the Integration Services by the EchoStar Parties or their Affiliates for any third party located in the Territory and, in order to ensure that the Integration Services are completed on this basis, further covenant that (i) the EchoStar Parties and their Affiliates will not begin any other substantial systems integration undertaking in the Territory prior to the completion of the Integration Services for ExpressVu and (ii) the EchoStar Parties and their Affiliates shall not, prior to the completion of the Integration Services, provide to a third party an aggregate of more than three man weeks of work on any other substantial systems integration undertaking in progress in the Territory as of the date of this Agreement. Notwithstanding anything to the contrary in the Agreement, the provisions of this Section 8.6 shall cease to apply on the earlier of (i) the 90th day after the invocation by ExpressVu of Force Majeure to excuse it from the performance of any material obligation under this Agreement if such Force Majeure has continued in effect for 90 consecutive days, or (ii) December 31, 1997.

8.7 CESSATION OF INTEGRATION SERVICES. If at any time prior to System Completion, the EchoStar Parties determine in their good faith judgment that the aggregate sum of the guarantees provided to the EchoStar Parties by ExpressVu's shareholders pursuant to Section 32.2(b) (the "Guaranteed Amount") is within U.S.$500,000 of their good faith estimate of the full amount of the Purchase Price (including all adjustments thereto) which is due and payable or expected to become due and payable on or before System Completion (the "Expected Purchase Price"), the EchoStar Parties may, upon 14 days written notice to ExpressVu, cease (i) the performance of all integration and other services to be rendered by the EchoStar Parties in exchange for payment of the Purchase Price (including all adjustments thereto); and (ii) the processing of orders for, and delivery to ExpressVu of, all items to be supplied by the EchoStar Parties in exchange for payment of the Purchase Price (including all adjustments thereto), until such time as the EchoStar Parties have received such satisfactory additional financial assurances as are determined in the good faith discretion of the EchoStar Parties (provided that, a guarantee of the amount by which the Expected Purchase Price exceeds the Guaranteed Amount, substantially in the form of the guarantee in Schedule 17, shall be deemed to be satisfactory) of such amounts which the EchoStar Parties, acting in good faith, estimate are necessary to fully cover the full amount of the Purchase Price (including all adjustments thereto) which is due and payable or expected to become due and payable on or before System Completion. Notwithstanding the obligation of the EchoStar Parties to give notice to ExpressVu as set out above, the EchoStar Parties shall only be obligated to fulfil the obligations set out in clauses (i) and (ii) above during such notice period until the point in time at which the EchoStar Parties, acting reasonably, estimate that the expenditures of ExpressVu for the fulfilment of such obligations by the EchoStar Parties are equal to the Guaranteed Amount or, with the fulfilment of the next step in the Integration Services, would exceed the Guaranteed amount. In no event shall the EchoStar Parties be liable for any liquidated damages or any other amount whatsoever for delays in System Completion resulting from the exercise of their rights under this Section 8.7 provided that, after amendment of the GANTT Chart by mutual agreement of the parties to adjust for the delay caused by a cessation of activities in accordance with this Section, nothing in this Section shall be construed as reducing the obligations of the EchoStar Parties to attain System Completion by such time as is established by such revised GANTT Chart.


                                    ARTICLE 9
                               ACCEPTANCE TESTING

9.1 SKILLED PERSONNEL AND CONSULTANTS. The parties shall make available suitably skilled personnel and consultants to conduct the Acceptance Test Procedures on the System as stipulated in Schedule 5 for each milestone of the GANTT Chart.

9.2 TIMELY MANNER. HTS shall use its commercially reasonable efforts to conduct the Acceptance Test Procedures in a timely manner in co-operation with ExpressVu within the timeframe established in the GANTT Chart, provided that HTS shall be primarily responsible for ensuring that they are correctly carried out.

9.3 FAILURE. If the System fails to pass any one or more of the acceptance tests established in accordance with Schedule 5, then HTS shall remedy all material defects which are the cause of such failure except if:

     (a) the defect is caused by a Customer Modification or is attributable to alterations or modifications to the System not authorized in writing by HTS;

     (b) the defect is the result of the use by ExpressVu of the Conditional Access System other than in the operating environment reasonably recommended by HTS; or

     (c) the defect is the result of ExpressVu's failure to meet an obligation under this Agreement;

in which circumstances HTS shall notify ExpressVu as soon as reasonably practicable after it becomes aware that the defect is so caused.

9.4 NOTICE. ExpressVu shall be given reasonable prior notice of the commencement of, and the reasonable opportunity to observe, all Acceptance Tests Procedures being conducted under this Article.

9.5  ACCEPTANCE CERTIFICATES.

     (a) Upon ExpressVu being satisfied that any Acceptance Test Procedures detailed on the GANTT Chart have reached Successful Completion, ExpressVu shall verify its acceptance as indicated by the signature of a duly appointed representative of ExpressVu on an Acceptance Certificate, such approval and signature to be promptly provided and not to be unreasonably withheld, and if reasonably withheld notice thereof with specific reasons for withholding shall promptly be provided to HTS. In the event it is determined under arbitration hereunder that approval should have been provided by ExpressVu in the circumstances, ExpressVu shall, in addition to all remedies available to HTS available at law, pay interest on any payment due at a rate of 24% per annum from the date due until such payment obligations are satisfied in full. ExpressVu acknowledges that the Successful Completion of the Stat Muxing system shall be later and not form a part of the acceptance of the System Completion.

     (b) Notwithstanding anything else herein contained, an acceptance test shall be deemed to have been passed, and ExpressVu shall issue an Acceptance Certificate in respect thereof, if the results of the test demonstrate that the System (or the component thereof subject to any particular Acceptance Test Procedures) is performing in all material respects at least as well as the system used by EchoStar to provide its DTH Service.

                                   ARTICLE 10
                            SYSTEM PRICE AND PAYMENT

10.1 PRICE AND TERMS. Subject to the obligations of HTS hereunder, ExpressVu shall pay, as full and complete consideration (subject to adjustment as otherwise provided for herein) for the purchase of the Hardware, the license of the Software and the provision of Integration Services, the amounts based on the unit costs as described in Schedule 2 and summarized in Schedule 9, F.O.B. California (the "Purchase Price"). The Purchase Price shall be paid by ExpressVu to HTS as follows:

     (a)  25% of the Purchase Price on the Effective Date;

     (b) 65% of the Purchase Price in periodic payments five Business Days prior to the date HTS is required to make corresponding payments to any of its contractors or suppliers who are providing any item required to be delivered by HTS hereunder or performing on behalf of HTS any of the Integration Services provided that (i) no such periodic payment shall be required to be made except to the extent of the value of any such item delivered to the Site or work performed and (ii) HTS shall give ExpressVu five Business Days' notice of any payment required pursuant to this Section 10.1(b) together with appropriate documentation relating thereto;

     (c) 9% of the Purchase Price (the "Penultimate Instalment") on System Completion or if System Completion is delayed due to the fault of ExpressVu, such earlier date as System Completion would have been achieved had ExpressVu not delayed HTS in achieving System Completion provided that if having received payment of the Penultimate Instalment HTS subsequently fails (through no fault of ExpressVu) to achieve System Completion on the date to which its obligation to so complete is extended due to the fault of ExpressVu, it shall forthwith reimburse to ExpressVu the Penultimate Instalment and ExpressVu shall not thereafter be required to repay the Penultimate Instalment to HTS until System Completion is achieved; and

     (d) 1% of the Purchase Price on the date of the Acceptance Certificate in respect of Stat Muxing or if issuance of such Acceptance Certificate is delayed due to the fault of ExpressVu, such earlier date as it would have been issued had ExpressVu not delayed HTS in achieving completion of the Stat Muxing.

10.2 PRICE EXCLUSIONS. Unless otherwise agreed in writing, the Purchase Price is exclusive of delivery, freight, insurance and packaging costs and all other applicable taxes, duties, imposts or similar charges (including without limitation any export or import duties). In the event that such taxes, duties, imposts or similar charges become due, these will be for ExpressVu's sole account, provided that ExpressVu will not in any circumstances be liable to pay any taxes on the income or profits of HTS. Invoices in respect of amounts payable under this Section shall be paid by ExpressVu forthwith upon receipt of the invoice by ExpressVu.

10.3 FUTURE SERVICES. HTS acknowledges that as a result of the successful implementation of the System, ExpressVu will be dependent on continued access to and support of the various components and services of HTS and its suppliers, including Nagra and DiviCom for the supply of Smart Cards, the Conditional Access System and Encoders, respectively, and in connection therewith, ExpressVu intends to enter into long term support and maintenance agreements with each of
Nagra and DiviCom.   Notwithstanding such contractual relationships between
ExpressVu and Nagra and DiviCom, HTS shall use its commercially reasonable efforts to provide all necessary support services at its Standard Rates to ensure the continued integration of the components of the System for a minimum of two years from the date hereof.

10.4 CHANGE OF TECHNOLOGY.

     (a) If at any time during the term of this Agreement, the EchoStar Parties determine to change the basic technology relating to either set top boxes or the uplink centre they employ to provide ESC's DTH Service in the United States, they will advise ExpressVu of such decision and, at ExpressVu's option, either (i) use their commercially reasonable efforts to ensure ExpressVu is able, at ExpressVu's sole cost and expense, to make the same change in technology, or (ii) ensure that appropriate arrangements are in place to provide ExpressVu with the right to use and modify the HTS Software in the event that HTS at any time ceases to support and further develop the HTS Software.

     (b) ExpressVu may cease to use the basic technology relating to either set top boxes or the uplink centre it employs to provide its DTH Service, other than as a result of a decision made by the EchoStar Parties under Section 10.4(a), only (i) after the second anniversary of the date of this Agreement, and (ii) in accordance with the terms of this
          Section 10.4(b). ExpressVu's decision hereunder shall be made in good faith only on the basis that the technical functionality of the new technology provides substantial performance gains for ExpressVu and only after ExpressVu has, no less than 14 days prior to making such a decision, provided to HTS (to the extent allowed under any third party agreement to which ExpressVu is a party, after reasonable efforts by ExpressVu to ensure that it can do so), a written analysis describing such functionality and performance gains and HTS, if it so chooses, has supplied (and ExpressVu has considered), a written rebuttal by HTS to such analysis. ExpressVu, after considering any such rebuttal and determining that it wishes to proceed with such technology change, will immediately advise the EchoStar Parties of such decision in writing (a "Technology Change Notice") and ExpressVu will use its commercially reasonable efforts to ensure that ESC is able, at ESC's sole cost and expense, to make the same change in technology and that HTS is granted a non-exclusive right to manufacture set top boxes based on such technology. ESC shall have the option, for a period of 30 days after receiving a Technology Change Notice, to terminate this Agreement upon not less than 90 days written notice to ExpressVu, and ESC may, at its option and concurrently with exercising such right of termination, require ExpressVu to purchase any equity interest in ExpressVu, or any successor thereof, then held by ESC or an Affiliate thereof for a purchase price equal to the fair market value thereof at such time, such fair market value to be determined by a firm of chartered accountants or business valuators to be mutually agreed by ESC and ExpressVu.

     (c) For the purposes of this Section 10.4, "basic technology" means the technology which makes possible the transmission, processing and reception of programming signals to Boxes, including, without limitation, the Software and Hardware but for the purposes of this definition a changeover from FSS to DBS will not be considered a change in basic technology.

10.5 FAILURE TO PAY BY DUE DATE. If ExpressVu fails to pay any sum owed when due in accordance with Section 10.1 and such payment default is not remedied within 15 Business Days of being notified in writing of such default by EchoStar, HTS shall have the right, without prejudice to its other rights or remedies hereunder, to cancel delivery in respect of any Hardware or Software due to be delivered or may suspend further contractual performance in respect of which ExpressVu is in default of payment.

10.6 PURCHASE PRICE ADJUSTMENTS IN CERTAIN CIRCUMSTANCES. In the event that the EchoStar Parties cannot provide the benefit of any third party warranty, license or indemnity in respect of any component of Hardware or Software being supplied by a third party, ExpressVu may, in its sole discretion, purchase such component directly from its manufacturer and the Purchase Price shall be reduced according to the amount specified for such item in Schedule 9, provided that, for the purposes of Section 27.1 only, the amount of any such adjustment shall continue to be included in the Purchase Price. For greater certainty, any such adjustment in the Purchase Price made in accordance with this Section shall not affect the amount payable by ExpressVu in respect of Integration Services under
Schedule 9.

                                   ARTICLE 11
                             BOX STANDARDS/APPROVALS

11.1 STANDARDS.

     (a) The Boxes to be provided by HTS hereunder shall be identical to the "Baker" set top boxes used by HTS to make available its DTH Service to its subscribers or, subject to HTS having the necessary rights to do so (which rights HTS shall use its commercially reasonable efforts to obtain), any other model of set top box that is at such time widely distributed by HTS in the United States (provided that, for greater certainty, any such set top box shall be backward compatible with existing Smart Cards and Boxes provided to Subscribers to ExpressVu's DTH Service) except that:

          (i)   the Boxes will have dual FSS/DBS capability;

          (ii) the Boxes will be capable of functioning as an FSS set top box which can be converted into a DBS functioning set top box (such conversion to take place by way of software modification using data signals downloaded to the Box from ExpressVu's DTH Service); and

          (iii) the Boxes will have received all necessary approvals for sale in Canada as required by Section 11.2.

     (b) In addition to its obligations under Section 11.1(a), HTS will use its commercially reasonable efforts to make available in Canada for use in ExpressVu's DTH Service such other upgraded set top boxes as HTS may at any time be making available for sale to consumers in the United States subject to HTS having the necessary rights to do so (which rights HTS shall use its commercially reasonable efforts to obtain).

     (c) For greater certainty, ExpressVu recognizes that it may be required to change the Outdoor Units and LNBs at its cost when it moves its DTH Service from an FSS satellite to a DBS satellite.

11.2 APPROVALS. HTS shall obtain all necessary regulatory approvals for the design and manufacture of the Boxes and the Smart Cards and the sale of the Boxes and the Smart Cards in the Territory (including, without limitation, any requirements imposed by Industry Canada or Underwriters Laboratory Canada (ULC)) prior to System Completion.

                                   ARTICLE 12
                                  MANUFACTURING

12.1 MANUFACTURE OF BOXES, SMART CARDS AND OUTDOOR UNITS. Subject to the terms and conditions contained herein, HTS shall manufacture, or cause to be manufactured, Boxes, Smart Cards and Outdoor Units for use by Subscribers to ExpressVu's DTH Service.

12.2 SUB-LICENSE. ExpressVu acknowledges that the Box design is proprietary to HTS and the Box incorporates certain Intellectual Property Rights of HTS. At the request of ExpressVu, HTS shall, to the extent that it is within HTS' power to do so (after using its commercially reasonable efforts to obtain the rights to do so), grant to third parties all of the rights necessary to manufacture Boxes, the EPG and Outdoor Units for use by Subscribers to ExpressVu's DTH Service provided that any such third party:

     (a) executes HTS' standard manufacturing license agreement, the principal terms of which shall be no more onerous than those set forth in
          Schedule 12 attached hereto;

     (b) either pays HTS a one-time license fee which shall not exceed U.S.[CONFIDENTIAL MATERIAL REDACTED] during 1997 or 1998 (and any increase thereafter shall not exceed increases in the "United States Bureau of Labor Statistics Indices SIC Code 3761 for Guided Missiles and Space Vehicles, Average Hourly Earnings" after 1998) or agrees to pay HTS a per unit licensing fee negotiated by such third party and HTS;

     (c) is not engaged in the business of providing a DTH service in the United States and does not own, directly or indirectly, more than 20% of the equity shares of any corporation which is engaged in the business of providing a DTH service in the United States and is not an Affiliate of any person engaged in the business of providing a DTH service in the United States; and

     (d) is able to meet such manufacturing quality standards as may reasonably be required by HTS.

12.3 HTS RIGHT OF SUBSTITUTION. Notwithstanding that any particular third party may otherwise satisfy the conditions set forth in Section 12.2, HTS may refuse to grant such third party manufacturing rights pursuant thereto provided that HTS has reasonable commercial grounds for such refusal and further provided that in such event HTS and ExpressVu will jointly use their commercially reasonable efforts to arrange for another third party manufacturer of worldwide stature that has acceptable distribution capability in the Territory to manufacture Boxes, the EPG and Outdoor Units for use by Subscribers to ExpressVu's DTH Service.

12.4 SPECIFICATIONS AND QUANTITIES. Throughout the term, HTS shall manufacture or cause to be manufactured all Boxes, Outdoor Units and Smart Cards in accordance with the Specifications, as may be amended from time to time by HTS allowing for backward compatibility with the System, in such quantities as are necessary to satisfy the monthly supply requirements imposed upon HTS hereunder as set forth in the Forecast. HTS shall provide for the sourcing and stocking of Outdoor Units with 60 and 75 cm. diameter antennas and LNBs with a .8 dB noise performance or LNBFs with a 1.1 dB noise performance. Subject to the provisions of Section 14.9, HTS shall make available sufficient numbers of Outdoor Units to match the sale of the Boxes as determined in the Forecast.

12.5 MODIFICATIONS. In the event that a failure of the Satellite Infrastructure necessitates a modification to the Boxes, HTS will carry out the necessary modifications to the Boxes at the request and sole expense of ExpressVu. Modifications carried out by HTS in accordance with this Section will be charged to ExpressVu at HTS' Standard Rates and the Purchase Price will be adjusted accordingly.

12.6 SMART CARD FLOAT. HTS shall supply ExpressVu at the Smart Card Price with a float of Smart Cards to replace Smart Cards which are reported by Subscribers as having been lost, stolen or broken in a quantity per 1,000 Subscribers consistent with the Smart Card replacement history of EchoStar's DTH Service. HTS shall provide replacement Smart Cards in excess of such quantity provided that ExpressVu can adequately justify its need therefor for purposes permitted pursuant to this Agreement.

12.7 PACKAGING AND LABELLING. HTS shall, at its expense, ensure that all packaging and labelling of the Boxes, Smart Cards and Outdoor Units conform to the Specifications and in all respects with the requirements of Canadian law, rules and regulations, including, without limitation, bar code identification, bilingual labels (which bilingual labels, notwithstanding the foregoing, shall be provided at ExpressVu's expense), serial number identification or lot control coding as applicable, and shall provide the same packaging and protective material used by HTS from time to time in the U.S. market intended to protect against product damage in normal shipping and handling conditions. For greater certainty and notwithstanding anything else herein contained, ExpressVu shall be responsible for providing HTS, at ExpressVu's cost, with a French language version of any English language instruction manuals provided by HTS for the Boxes and Outdoor Units and bilingual labels. Except as required by Canadian law, rules and regulations, the Boxes and Outdoor Units shall bear the same logos and have the same look as those used by HTS in the United States.

                                   ARTICLE 13
                             SALES AND DISTRIBUTION

13.1 APPOINTMENT. ExpressVu hereby appoints HTS as ExpressVu's non-exclusive distributor of Boxes, Smart Cards and Outdoor Units throughout the Territory and HTS hereby accepts such appointment. Subject to the provisions of this Agreement, ExpressVu confers upon HTS the non-exclusive rights and responsibilities to sell and distribute the Boxes, Smart Cards and Outdoor Units within the Territory. HTS may appoint distributors and dealers of the Boxes, Smart Cards and Outdoor Units in the Territory provided that any such distributor is not a competitor of ExpressVu's and such distributor is otherwise approved by ExpressVu, such approval not to be unreasonably withheld.

13.2 INCREASING SALES. During the term of this Agreement, HTS shall diligently and faithfully fulfil its obligations hereunder and shall use reasonable efforts to further increase the sale of the Boxes and ExpressVu's DTH Service to benefit the mutual business interests of ExpressVu and HTS by the methods described in the Marketing Plan. In furtherance of this obligation, but without limitation, HTS agrees to:

     (a) maintain an adequately trained and effective sales force of adequate size to effectively represent and promote the sale of the Boxes and Outdoor Units to customers in the Territory; and

     (b) provide sales literature, product literature and other appropriate promotional materials to ExpressVu's customers and personnel.

13.3 DISTRIBUTION. HTS shall distribute the Boxes, Smart Cards and Outdoor Units from its warehouse facilities for use in the System and shall cooperate with ExpressVu's effort to sell and distribute its DTH Service throughout the Territory. Immediately upon commencing its distribution responsibilities hereunder, HTS shall distribute Boxes, Smart Cards and Outdoor Units to those distributors and dealers it is mutually agreed by ExpressVu and HTS should be granted rights to sell Boxes, Smart Cards and Outdoor Units in the Territory. For greater certainty, HTS shall not be required to extend credit to any distributor or dealer except upon such terms and conditions as it may, in its sole discretion, determine and HTS shall not be required to supply any dealer's or distributor's order which is for less than 60 Boxes, Smart Cards and Outdoor Units.

13.4 PROMOTION. HTS and ExpressVu shall cooperate in the marketing and promotion of the Boxes, Outdoor Units and ExpressVu's DTH Service in the Territory in accordance with the Marketing Plan.

13.5 SHIPPING. HTS shall take all reasonable steps to protect the Boxes, Smart Cards and Outdoor Units throughout shipping.

13.6 PRICES AND BOX SUPPLY.

     (a)  [CONFIDENTIAL MATERIAL REDACTED]


     (b) In the event that ExpressVu, after reasonable notice and time to cure being provided to HTS (such period not to exceed 60 days in the aggregate), is unsatisfied with any aspect of the sales and distribution services being provided by HTS, including, without limitation, lack of sales and distribution penetration of the Boxes and Outdoor Units in all regions of the Territory or ineffective sales or distribution performance, HTS shall throughout the remainder of the term hereof, sell and supply to ExpressVu and/or its appointed distributor for re-sale Boxes and Outdoor Units at prices not exceeding the prices then being charged by HTS to distributors purchasing like quantities of Boxes and Outdoor Units on like terms and conditions as ExpressVu and/or its appointed distributor wishes to purchase the same.

13.7 PRICES TO DISTRIBUTORS AND DEALERS. Subject to Section 13.6(a) and excluding later generation Boxes with additional features supplied by HTS pursuant to its obligations under Section 11.1(b) (the prices for which will be mutually agreed upon by the parties), the prices to be charged by HTS for Boxes and Outdoor Units to distributors and dealers in the Territory purchasing not less than 60 Units per order shall not exceed those set forth in Schedule 17 attached hereto. HTS shall further ensure that the prices for Boxes and Outdoor Units charged to distributors and dealers in the Territory do not exceed the prices from time to time charged by HTS to distributors in the United States or Canada purchasing like quantities of set top boxes and outdoor units on like terms and conditions as any distributor in the Territory which wishes to purchase Boxes and Outdoor Units. Notwithstanding the foregoing, if HTS subsidizes the price of the Boxes, the provisions of this Section 13.7 shall not apply. For greater certainty, all prices referred to in this Section 13.7 are F.O.B. at point of shipment.

13.8 PRICE CHANGES. HTS shall communicate all price changes in writing to all distributors and dealers of the Boxes, Smart Cards and Outdoor Units. Without limiting the generality of the foregoing, HTS shall provide at least 30 days notice of any permitted price increases.

13.9 BOX AND SUBSCRIPTION INFORMATION. HTS shall keep and promptly supply to ExpressVu, on a shipment by shipment basis, information relating to the serial numbers of each Box shipped into the Territory by HTS and/or other manufacturers and shall keep and supply to ExpressVu the names and addresses of the first purchasers of each Box in the Territory. ExpressVu shall supply to HTS on a monthly basis, records of the number of new Subscribers received by ExpressVu in the Territory reconciled to the serial code of the serial numbers of the Boxes. ExpressVu shall throughout the term of this Agreement provide details to HTS on the number of Boxes ordered by ExpressVu from any other source and shall provide to HTS Smart Card serial numbers together with the serial numbers of the Boxes to which they are mated in the event ExpressVu is entitled to purchase Smart Cards from other sources pursuant to Section 14.8.

13.10 UPGRADING. HTS may from time to time during the term of this Agreement upgrade the Smart Cards with regard to their functionality and security. Unless the upgrade is part of a security measure, such upgraded Smart Cards will be backward compatible with existing Smart Cards and Boxes provided to Subscribers to ExpressVu's DTH Service.

13.11 PERSONALIZATION DATA. Each Smart Card shall be Personalized for ExpressVu as directed by HTS by setting the following data as dictated by
ExpressVu:

      (a)  vendor identity;

      (b)  Smart Card serialization;

      (c)  Cryptographic Keys;

      (d)  S/W Revision ID; and

      (e)  any other viewing rights information as agreed between the parties.


                                   ARTICLE 14

                        [Confidential Material Redacted]

                                   ARTICLE 15
                                    WARRANTY

15.1 CUSTOMER WARRANTY. HTS hereby covenants that it will provide to purchasers of the Units the same warranties it provides to purchasers of such products in the United States provided that HTS shall not be required to extend the term of any such warranties beyond a period of 90 days from the date of purchase.

15.2 BREACH OF CUSTOMER WARRANTY. HTS shall provide quarterly reports of all warranty returns for the Units. After a period of six (6) months from the Final System Acceptance Date, in the event that the failure rate for returns on Units under customer warranty on an annualized basis exceeds 10% percent of all Units shipped to such date in the Territory, the defect for which is not identified and remedied by HTS within 45 days of notice thereof by ExpressVu, then HTS shall waive the U.S.$250,000 license fee with respect to the first third party manufacturer that HTS agrees, pursuant to ExpressVu's request, to grant the right to manufacture Boxes to, in accordance with Section 12.2.

                                   ARTICLE 16
                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 17

                         REPAIR AND SERVICE AND TRAINING

17.1 REPAIR FACILITIES. HTS shall specify and describe to ExpressVu, within 90 days of the date hereof, repair service centre facilities to be used for both warranty and out-of-warranty equipment repairs and service and which will be available to Subscribers.

17.2 REPAIR PROGRAM. HTS shall forthwith develop for approval by ExpressVu (and in no case later than 90 days from the date hereof) a service centre repair program that defines:

     (a)  the number and location(s) of manufacture designated repair centres;

     (b)  provision for setting up authorized repair centre agents;

     (c)  process for repair and service;

     (d) policy and plan for providing Subscribers with immediate replacement of Units while Subscribers' Units are being serviced or repaired; and

     (e)  a dealer service and repair support program.

HTS shall also establish procedures to permit ExpressVu to request approval to issue return authorizations to Subscribers.

17.3 SUPPORT SERVICES.

     (a) At ExpressVu's request, HTS shall provide at HTS' facilities such training of ExpressVu personnel as may be reasonably required to permit ExpressVu to provide technical support service to its Subscribers. Such training shall be provided at no charge to ExpressVu except that ExpressVu shall bear the travel and living expenses of such personnel.

     (b) If the technical know-how required by an HTS technical service representative (a "TSR") to effectively advise an ExpressVu TSR is substantially similar to the technical know-how required by an HTS TSR to provide advice with respect to ESC's DTH Service, HTS shall at all times make TSRs available to ExpressVu by telephone at a cost of U.S.$2.00 a minute (subject to adjustment for increases in HTS' costs for such personnel). If the technical know-how required by an HTS TSR to effectively advise an ExpressVu TSR is not substantially similar to the technical know-how required by an HTS TSR with respect to ESC's DTH Service, HTS shall make HTS TSRs available to ExpressVu by telephone on terms mutually agreeable to the parties (subject to adjustment for increases in HTS' costs for such personnel).

     (c) Emergency support services shall be provided by HTS to ExpressVu at Standard Rates. In that regard, HTS shall provide ExpressVu with a list of key contact support personnel who may be contacted by ExpressVu on a 24-hour, 365-day basis for troubleshooting purposes.


                                   ARTICLE 18
                                SIGNAL PROTECTION

18.1 SIGNAL SEPARATION. ExpressVu and ESC acknowledge that there is a significant threat of members of the public in one jurisdiction attempting to subscribe to the DTH Service provided by the other party from the other jurisdiction. ExpressVu and ESC shall cooperate throughout the term hereof in preventing members of the public from the other's jurisdiction subscribing to its DTH Service. To such end, ESC and ExpressVu hereby agree to achieve the separation of broadcasting signals by cooperating together in respect of the following (provided that, for greater certainty, each of the parties' obligations under this Section 18.1 shall be limited to the extent of such party's reasonable technical capability to perform any of the following and further provided that each party shall use its commercially reasonable efforts to perform the following):

     (a) ExpressVu shall provide to ESC a monthly list (including names, addresses and telephone numbers) of all requests for subscriptions to its DTH Service from customers providing a U.S. telephone number (or identified as being in the U.S. via an automatic number identification), address and/or residency or other U.S. data, and shall refer such requests for service to EchoStar;

     (b) ESC shall provide to ExpressVu a monthly list (including names, addresses and telephone numbers) of all requests for subscriptions to its DTH Service from customers providing a Canadian telephone number (or identified as being in Canada via an automatic number identification), address and/or residency or other Canadian data, and shall refer such requests for service to ExpressVu;

     (c) to ensure that no Boxes intended for use in ExpressVu's DTH Service are mated with a Smart Card intended for use in ESC's DTH Service and vice-versa, ExpressVu and ESC shall, as stated in Section 13.9, keep and supply to each other serial numbers of Boxes (whether such Boxes are manufactured by HTS or by a third party licensed by it) and Smart Cards in the Territory, and shall permit independent audits by recognized accounting firms of each other's records for compliance purposes provided that reasonable notice of a party's intention to have such audit performed shall be provided to the other party and any such audit shall be conducted in a manner so to minimize disruption of normal business of the party whose records are being audited;

     (d) ExpressVu and ESC shall keep a record of all telephone calls received (including those received during set top "polling") by their respective call centres or by a call collector at their respective uplink centres and identified as being placed from the jurisdiction of the other and shall supply such information to the other on a monthly basis;

     (e) ExpressVu and ESC shall keep a record of all telephone numbers and addresses of every subscriber within their own jurisdiction having four or more subscriptions for one telephone number or street address, and each of ESC and ExpressVu shall provide such records to the independent auditor so as to determine the residency of such subscribers;

     (f) ExpressVu and ESC shall use reasonable commercial efforts to investigate the residency of any of their respective subscribers having the same telephone numbers or address as four or more other of their subscribers and each shall provide the conclusions of such reports to the other;

     (g) ExpressVu and ESC shall use reasonable commercial efforts to ensure that design and implementation of the end-to-end security system minimizes the ability of any subscriber to purchase a Box or ESC's set top box in one country and obtain programming services from the other country;

     (h) ExpressVu and ESC shall use reasonable commercial efforts to ensure that Smart Cards intended to provide subscribers with access to one of the party's DTH Service cannot also be used to provide subscribers with access to the other party's DTH Service;

     (i) ExpressVu and ESC shall use reasonable commercial efforts to ensure that Smart Cards which are lost, stolen or damaged may be replaced without the need to replace the Box; and

     (j) notwithstanding the foregoing and without detracting from the other obligations of ESC contained in this Section, ExpressVu and ESC agree that ESC shall not be obliged to provide ExpressVu with a list of such subscribers to ESC's DTH Service, who would fall under the provisions of this Article 18 and who were subscribers as at the date of this Agreement, until the first anniversary of the date of this Agreement.

18.2 SHUT-OFF INDEMNITY. Upon either of ESC or ExpressVu determining that a subscriber in the jurisdiction of one is subscribing to the service in the jurisdiction of the other, the aggrieved party may require that the other party terminate the signal subscription to such subscriber whereupon the requesting party shall indemnify and hold the party terminating the service harmless from any claims, damages or costs in respect of the subscriber whose service has been terminated if it is subsequently determined that such subscriber is in fact not in the jurisdiction of the aggrieved party. Notwithstanding the foregoing, the provisions of this Section 18.2 shall not (i) take effect until the date on which ExpressVu commences to provide its DTH Service to Subscribers in the Territory and (ii) apply to Specialty Language Subscribers.

18.3
                        [CONFIDENTIAL MATERIAL REDACTED]

18.4 AUDIT. Either ESC or ExpressVu (the "Auditing Party") may, through a nationally recognized independent accounting firm, upon reasonable prior written notice to the other (the "Audited Party"), obtain access to the records of the Audited Party during normal business hours for the purposes of determining the Audited Party's compliance with obligations undertaken in this Agreement, including without limitation the anti-grey marketing provisions of the foregoing provisions of this Article 18 and the restrictions imposed on the Audited Party with respect to set top box and Smart Card security; provided however, that: (i) the audit shall not unreasonably disrupt the normal business operations of the Audited Party; (ii) the Audited Party shall not be under any obligation to disclose information to the Auditing Party which is subject to confidentiality restrictions imposed by a third party; (iii) audits may not take place more than once per 12 month period, unless such restriction is waived in writing by the Audited Party; and (iv) the Auditing Party shall bear all expenses in connection therewith, except that if the audit reveals the Audited Party to not be in compliance with its obligations hereunder in any material respect in which case the Audited Party shall bear all reasonable expenses of such audit.

18.5 GREY MARKETING-DISTRIBUTORS AND DEALERS.

     (a) The EchoStar Parties shall use their commercially reasonable efforts to obtain the agreement of their existing distributors and dealers that they will not directly or indirectly sell Units or programming into Canada (and shall obtain the agreement of all such future distributors and dealers to so comply with such provisions) so as to preclude such distributors and dealers from, directly or indirectly, offering for sale set top boxes and/or programming intended for use in the United States by subscribers to ESC's DTH Service to Persons resident in Canada.

     (b) ExpressVu shall use its commercially reasonable efforts to obtain the agreement of its existing distributors and dealers that they will not directly or indirectly sell Units or programming into the U.S. (and shall obtain the agreement of all such future distributors and dealers to so comply with such provisions) so as to preclude such distributors and dealers from, directly or indirectly, offering for sale set top boxes and/or programming intended for use in Canada by Subscribers to ExpressVu's DTH Service to Persons resident in the United States.

18.6 THIRD PARTY SIGNAL PROTECTION PROVISIONS.

     (a) Each of ESC and its Affiliates will use its commercially reasonable efforts to ensure that any agreement into which it enters, that contemplates the provision to a third party DTH Service provider in North America of technology similar to the System and the Boxes (a "Third Party

          Agreement"), will contain provisions which are reasonably designed to preclude such third parties from using or authorizing the reception of ExpressVu's Canadian programming signals, Boxes and Outdoor Units intended for use by subscribers to ExpressVu's DTH Service to receive programming from the DTH Service of the third party (the "Protective Terms"). If it comes to the attention of ESC or its Affiliates (in which case, ESC will immediately inform ExpressVu of such), or if ExpressVu offers satisfactory evidence to ESC, that the Protective Terms of a Third Party Agreement are being violated by a third party, ESC or its applicable Affiliate shall take commercially reasonable actions permitted under such Third Party Agreement to enforce the Protective Terms against such third party, including, if necessary, the termination of such Third Party Agreement. For the purposes of this Section, no violation of the Protective Terms by a third party shall be deemed to have occurred unless ESC or its Affiliates determine, or ExpressVu is able to reasonably demonstrate to ESC, that 5000 or more Boxes and/or Outdoor Units intended for use by subscribers of ExpressVu's DTH Service are being used to receive programming from the DTH Service of the third party. If, after a request from ExpressVu to enforce the Protective Terms against such third party, ESC or its applicable Affiliate fails within 30 days to
          (i) use its commercially reasonable efforts to cause such third party to commence complying with the Protective Terms or (ii) terminate such third party agreement, then (as the sole remedy of ExpressVu under this Section 18.6(a)) the EchoStar Parties' rights under Section 31.1 of this Agreement shall immediately terminate.

     (b) Subject to its conversion rights under Section 18.3 specifically with respect to subscribers to ESC's DTH Service, ExpressVu agrees to ensure that it does not use set top boxes and outdoor units intended for use by subscribers to a third party DTH Service, licenced by the CRTC to provide DTH Services in the Territory, to receive programming from ExpressVu's DTH Service, provided that, if such a third party ceases to provide their subscribers with DTH Services for a period of not less than 30 days, ExpressVu's obligations under this Section in respect of such third party shall terminate.

18.7 SURVIVAL OF CERTAIN TERMS. The parties agree that the rights and obligations of the parties under Section 18.1(c) shall survive the termination of this Agreement, provided that the reporting and auditing obligations contained therein shall terminate with this Agreement.

                                   ARTICLE 19


                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 20
                               BREACH OF SECURITY

20.1 BREACH OF SECURITY. HTS and ExpressVu shall use their best efforts to protect the security of all elements of the System. Notwithstanding any provision to the contrary in this Agreement, if either party becomes aware of any breach of security in respect of any aspect of the System or HTS' system which results or may result in unauthorized third parties gaining access to one or more channels carried by the Smart Cards (a "Breach of Security"), it shall immediately give full written details of the breach to the other.

20.2 REMEDY. ExpressVu acknowledges that the primary responsibility for remedying a Breach of Security shall be Nagra's and ExpressVu's but not HTS' except as the Breach of Security pertains to the Boxes. On becoming aware of a Breach of Security that does not pertain to the Boxes, HTS and ExpressVu together with Nagra shall evaluate the Breach of Security and jointly determine the appropriate remedy therefor. In the event that a similar Breach of Security has affected the business of HTS in the United States, HTS shall, at ExpressVu's request and at ExpressVu's cost, remedy the Breach affecting ExpressVu's System in the same manner as HTS is remedying its own breach. If the Breach of Security relates in whole or in part to the Boxes, HTS shall, at HTS' cost, promptly use its reasonable efforts to remedy the Breach of Security and if new Boxes are required in order to do so, they shall be supplied by HTS at its cost of such Boxes. ExpressVu and HTS agree furnish to one another with all reasonable assistance and information in connection with any Breach of Security.

20.3 RECOMMENDATIONS. Throughout the term hereof, HTS shall consult with ExpressVu and make recommendations to ExpressVu regarding the steps HTS intends to take to remedy any Breach of Security. HTS' obligation to remedy any Breach of Security promptly pursuant to Section 20.2 is subject to any request by ExpressVu, in its sole discretion, to delay the implementation of such remedy provided that, for greater certainty, HTS shall at all times be free to remedy any Breach of Security affecting its own system.


                                   ARTICLE 21
                                   TRADE MARKS

21.1 GRANT OF USE.

     (a) Subject as hereinafter provided and only to the extent that ESC possesses such rights, ESC hereby grants ExpressVu the exclusive and royalty-free right to use in Canada, in connection with ExpressVu's DTH Service, (i) all marks and logos in use by ESC, as of the date hereof or at any time during the term of this Agreement (unless otherwise terminated pursuant to

          Section 21.8), which have as a primary component "Dish" or "HTS", including, without limitation, the trade marks and logos set forth in Sections A and C, respectively, of Schedule 13 attached hereto and
          (ii) such other marks and logos as may be agreed upon by the parties from time to time (collectively, the "Exclusive Licensed Trade Marks"). Subject as hereinafter provided and only to the extent that ESC possesses such rights, ESC hereby grants ExpressVu the non-exclusive and royalty-free right to use in Canada, in connection with ExpressVu's DTH Service, (i) all marks and logos in use by ESC, as of the date hereof or at any time during the term of this Agreement (unless otherwise terminated pursuant to Section 21.8), which have as a primary component "Echostar" including, without limitation, the trade marks and logos set forth in Section B of Schedule 13 attached hereto and (ii) such other marks and logos as may be agreed upon by the parties from time to time (collectively, the "Non-Exclusive Licensed Trade Marks"). ExpressVu agrees that the nature and quality of its use of the Licensed Trade Marks shall conform to standards set by and under the control of ESC. Accordingly, ExpressVu shall consult with ESC with respect to any actual intended use of the Licensed Trade Marks and ExpressVu shall refrain from so using the Licensed Trade Marks if ESC objects to any such use, provided that any such objection must be based on reasonable grounds. ESC hereby confirms ExpressVu may identify its DTH Service as "Dish Network Canada" or "Dish Network by ExpressVu" or to similar effect.

     (b) Without limiting the generality of the foregoing, ExpressVu shall not change the look and feel of any logos included in the Licensed Trade Marks but shall be permitted to use and depict them in various sizes and ExpressVu shall ensure that no Licensed Trade Mark is used as part of its corporate name or confusingly associated with such corporate name. Notwithstanding anything else herein contained, ESC acknowledges that it shall not object to use by ExpressVu of the Licensed Trade Marks on the basis of an objection to the programming provided by ExpressVu on its DTH Service so long as such programming is in compliance with all applicable Canadian regulatory and legal requirements and so long as the Licensed Trade Marks are not associated directly with any adult programming.

21.2 RIGHT TO SUB-LICENSE. Subject as hereinafter provided, ESC hereby further grants ExpressVu the right to grant rights to use the Licensed Trade Marks to distributors of Units in the Territory in connection with the sale by such distributors of subscriptions to ExpressVu's DTH Service in accordance with the sub-licensing agreement in the form attached hereto as Schedule 14.

21.3 RESTRICTIONS ON ESC'S USE. Subject as hereinafter provided, ESC will not use or permit any Person to use the Exclusive Licensed Trade Marks in Canada in connection with any broadcast distribution undertaking or other telecommunications-related service, including, without limitation, a DTH Service, cable television service, MMDS or LMCS, without ExpressVu's prior written consent. Notwithstanding the foregoing, ESC may (a) continue to use such of the Exclusive Licensed Trade Marks as it is currently using in connection with ESC's C-Band business in the Territory in such manner as it is currently using such marks and (b) grant rights to use the Exclusive Licensed Trade Marks (subject to the permitted business uses set out elsewhere herein) to distributors and dealers of Units in the Territory in connection with the sale by such distributors or dealers of subscriptions to ExpressVu's DTH Service.

21.4 NOTIFICATIONS. ESC and ExpressVu will promptly notify the other of any and all third party activity which might adversely affect the Licensed Trade Marks and which comes to their attention.

21.5 ACTIONS BY ESC. ESC may, in its sole discretion and at its own expense mount any actions or proceedings against a third party for infringement of the Licensed Trade Marks in the Territory or for any other activity in the Territory which it deems may adversely affect the Licensed Trade Marks. ExpressVu will, at request of ESC, join in such actions or proceedings and, at the expense of ESC, will provide all reasonable assistance to ESC in connection with such actions or proceedings. The conduct of such actions and proceedings will be at the sole discretion of ESC. Any costs, damages or profits awarded in such actions or proceedings will be for the account of ESC.

21.6 ACTIONS BY EXPRESSVU. In the event that ESC does not mount an action or a proceeding within 30 days of ExpressVu giving notice that it wishes an action or proceeding to be brought against a third party, ExpressVu may, at its own expense, bring such action or proceeding against a third party for infringement of the Licensed Trade Marks in the Territory or any other activity which it deems may adversely affect the Licensed Trade Marks in the Territory. ESC will, at ExpressVu's request, join in such action or proceeding and, at ExpressVu's request, will provide all reasonable assistance to ExpressVu in connection with such action or proceeding. Any costs, damages, or profits awarded in such action or proceeding will be for the account of ExpressVu.

21.7 PROTECTION OF LICENSED TRADE MARKS. ESC shall take such steps as are necessary to register and maintain the Licensed Trade Marks in Canada with the appropriate government authorities and the maintenance of such registrations provided that ESC shall not be required to so register or maintain any such Licensed Trade Mark which it does not otherwise wish to register or maintain in Canada unless ExpressVu pays all of ESC's costs and expenses in registering and maintaining the Licensed Trade Marks which ExpressVu wishes ESC to so register and maintain (provided further that, if ESC wishes to register and maintain any such Licensed Trade Marks in Canada other than as pursuant to an ExpressVu request, this shall be done at ESC's cost and expense). ExpressVu shall provide such co-operation and assistance in the protection of the Licensed Trade Marks as ESC may reasonably request. The parties' obligations under this Section shall not alter or detract from the obligations of the parties set out in Sections 21.5 and 21.6. For greater certainty, ExpressVu acknowledges and agrees that its license to the Licensed Trade Marks provided hereunder and any of its actions conducted in respect of the Licensed Trade Marks in accordance with the provisions of this Article, shall not confer upon ExpressVu any proprietary rights or interest to any Licensed Trade Marks.

21.8 TERMINATION OF EXPRESSVU'S RIGHT TO USE THE LICENSED TRADE MARKS. ESC may terminate ExpressVu's rights to use the Licensed Trade Marks and all of its other obligations under the foregoing provisions of this Article 21 if, but only if:

     (a)  [CONFIDENTIAL MATERIAL REDACTED]

     (b)  [CONFIDENTIAL MATERIAL REDACTED]





     (c) an Affiliate of ExpressVu (provided that, for greater certainty, neither WIC Western International Communications Ltd. nor Canadian Satellite Communications Inc. - nor any of their Affiliates shall be considered to be Affiliates of ExpressVu) provides a DTH Service (excluding a data distribution business, subject to the invocation of the provisions of Section 19.2 by the EchoStar Parties in accordance with the terms thereof) in the U.S. in competition to the DTH Service provided by ESC;

     (d) if ExpressVu or any other Person to whom this Agreement is assigned by ExpressVu pursuant to Section 35.1 is at any time Controlled by a Person (or an Affiliate of any such Person) owning a Controlling interest in a Person providing a DTH Service (excluding a data distribution business, subject to the invocation of the provisions of
          Section 19.2 by the EchoStar Parties in accordance with the terms thereof) in the U.S. in competition to the DTH Service provided by ESC; or

     (e)  if this Agreement is terminated in accordance with its terms.

21.9 NOTICE OF TERMINATION. If ESC terminates ExpressVu's rights to use the Licensed Trade Marks pursuant to Section 21.8, ExpressVu shall nevertheless continue to have non-exclusive rights with respect to the Licensed Trade Marks provided for in Sections 21.1 through 21.7, inclusive, until one year after the date it receives written notice from ESC of such termination, provided that if at any time after receipt of such written notice of termination ExpressVu begins using another brand name in association with its DTH Service, it shall cease to have such rights 90 days after it first begins to use such other brand name.

21.10 EFFECT OF TERMINATION. Notwithstanding any termination of ExpressVu's rights to use the Licensed Trade Marks pursuant to Section 21.8, any Units sold to Subscribers which bear the Licensed Trade Marks prior to the date such termination becomes effective shall continue to be permitted to be used by Subscribers and any Units or other inventory bearing the Licensed Trade Marks on hand on the date such termination becomes effective may be used by ExpressVu in the normal course of business after such effective date of termination. Furthermore, ExpressVu shall be required to purchase from HTS all Outdoor Units, Smart Cards, LNBs and other parts held in stock by HTS as contemplated by
Section 14.9 on the effective date of such termination at a price equal to HTS' cost thereof.

21.11     INDEMNITY FOR COSTS OF CERTAIN CLAIMS.

     (a) ExpressVu shall indemnify and hold the EchoStar Parties harmless from and against all legal costs and expenses, subject to the limitations set out below, which the EchoStar Parties may suffer or incur arising out of or resulting from any claim or action against the EchoStar Parties by a third party where the naming of the EchoStar Parties by a third party in such claim or action arises from the association of the EchoStar Parties with ExpressVu as a result of the use by ExpressVu of the Licensed Trade Marks. Any indemnity claim made by the EchoStar Parties under this Section shall be limited to a maximum of U.S.$25,000. Nothing in this Section shall be construed as providing an indemnity to the EchoStar Parties from ExpressVu in those instances where the EchoStar Parties are actually found to be properly named in an action or claim by a third party or as providing for an indemnity for the payment of any damages found payable by the EchoStar Parties as a result of such a claim or action and nothing in this Section shall be construed as detracting from or limiting in any manner other indemnity rights provided elsewhere in this Agreement.

     (b) The EchoStar Parties shall indemnify and hold ExpressVu harmless from and against all legal costs and expenses, subject to the limitations set out below, which ExpressVu may suffer or incur arising out of or resulting from any claim or action against ExpressVu by a third party where the naming of ExpressVu by a third party in such claim or action arises from the association of ExpressVu with the EchoStar Parties as a result of the use by ExpressVu of the Licensed Trade Marks. Any indemnity claim made by ExpressVu under this Section shall be limited to a maximum of U.S.$25,000. Nothing in this Section shall be construed as providing an indemnity to ExpressVu from the EchoStar Parties in those instances where ExpressVu is actually found to be properly named in an action or claim by a third party or as providing for an indemnity for the payment of any damages found payable by ExpressVu as a result of such a claim or action and nothing in this Section shall be construed as detracting from or limiting in any manner other indemnity rights provided elsewhere in this Agreement.


                                   ARTICLE 22
                         REPRESENTATIONS AND WARRANTIES

22.1 REPRESENTATIONS AND WARRANTIES BY THE ECHOSTAR PARTIES. The EchoStar Parties hereby represent and warrant as follows to ExpressVu and acknowledge and confirm that ExpressVu is relying upon such representations and warranties in connection with the entering into of this Agreement:

     (a) Each of the EchoStar Parties is a corporation incorporated and validly existing under the laws of its jurisdiction of incorporation as stated at the beginning of this Agreement and has the necessary corporate power to enter into and perform its obligations under this Agreement;

     (b) the execution, delivery and performance by the EchoStar Parties of this Agreement and the consummation of the transactions contemplated hereby:

          (i)  subject to satisfaction of the condition precedent set forth in
               Section 32.2(c), have been duly authorized by all necessary corporate action on the part of each of the EchoStar Parties;

          (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under (1) any charter or by-law instruments of either of the EchoStar Parties; (2) any material contracts or instruments to which either of the EchoStar Parties is a party or by which either of the EchoStar Parties is bound; or (3) of any laws applicable to either of the EchoStar Parties; and

         (iii) except as otherwise provided herein, do not require that either of the EchoStar Parties give any notice to, or obtain any license, permit, authorization, approval or consent from, any governmental authority pursuant to any applicable law or any other Person pursuant to any contract or instrument by which either of the EchoStar Parties is bound, except such consents as may be required from the Department of Defense, the State Department and the Department of Commerce of the United States Government in connection with the export to Canada by HTS of certain technology and technical services contemplated under this Agreement which consents HTS covenants to use its commercially reasonable efforts to obtain as soon as possible;

     (c) each of the EchoStar Parties is in compliance with (i) all applicable statutes, laws, regulations, orders, judgements, injunctions or rulings of any government or governmental agency and (ii) all contracts or instruments to which it is a party or by which it is bound, which in either case relate to the System or the Software except where the failure to comply would not have a material adverse effect on the System or the Software or the ability of the EchoStar Parties to perform their obligations hereunder;

     (d) except as set forth in Schedule 18 attached hereto, to the best of the EchoStar Parties' knowledge, there is no action, suit or proceeding at law or in equity, by any person, nor any arbitration, administrative or other proceeding by or before any governmental entity, pending or threatened, against the EchoStar Parties or any of their Affiliates relating to the use of the System or the Software by the EchoStar Parties;

     (e) subject to this Agreement becoming effective on the Effective Date and except as otherwise specifically provided herein, HTS has, or will have prior to delivery, title free and clear of all liens and encumbrances to all

          Hardware provided herein or, in the case of Software, the right to license or sub-license the same to ExpressVu as contemplated herein;

     (f) HTS has used or will use its commercially reasonable efforts to obtain all necessary rights and approvals to assign to ExpressVu the benefit of any manufacturers' warranties relating to any component of the System, where the underlying product has a cost in excess of U.S.$20,000.00;

     (g) to the best of their knowledge, the Specifications, whether in original form or as amended by the EchoStar Parties (not requested by ExpressVu) to incorporate the customization modifications, will be prepared in such a way that if the System is implemented in the Territory in accordance with the Specifications, then the System will be capable of operating and functioning as a multiple channel, direct-to-home, transmission system which accords with the MPEG 2 DVB standard and which will be capable of providing satellite-delivered audio, video and/or data services available to in excess of 500,000 Subscribers with access to in excess of 100 channels in the Territory (assuming ExpressVu has available to it adequate satellite carriage and transmitting capacity and subject to ExpressVu purchasing and installing sufficient incremental Hardware and Software to permit the theoretical System capacity of 100 channels to be realized);

     (h) to the best of their knowledge, the System and/or any components thereof, will comply with and provide, in all material respects, the performance levels, functions, capabilities and standards specified in the Specifications;

     (i) neither of the EchoStar Parties nor any of their Affiliates have entered into and, until the Acceptance Certificate for the System has been issued, they will not enter into, any contract with any customer for an undertaking similar to the systems integration obligations undertaken hereunder, the liquidated damages provisions of which are more onerous than the liquidated damages provisions contained herein;

     (j) ESC has been granted full right, power and authority by EchoStar Communications Corporation and each of its Affiliates which has rights to the Licensed Trade Marks to grant ExpressVu the rights granted to it pursuant to Article 21;

     (k) it is not necessary that any other Affiliates of EchoStar Communications Corporation be a party to this Agreement in order for ExpressVu to acquire the rights it is intended ExpressVu will acquire pursuant to this Agreement; and

     (l) the terms and conditions of the Dominion Agreement as at the date hereof directly and indirectly provide certain protections to the competitive market position of the EchoStar Parties which protections effectively place ExpressVu in a competitive position which is not worse than that of the EchoStar Parties with regard to the permitted activities of Dominion Video Satellite Inc. under the Dominion Agreement.

22.2 REPRESENTATIONS AND WARRANTIES BY EXPRESSVU. ExpressVu represents and warrants as follows to the EchoStar Parties and acknowledges and confirms that the EchoStar Parties are relying upon such representations and warranties in connection with the entering into of this Agreement:

     (a) ExpressVu is a corporation incorporated and existing under the laws of Canada and has the necessary corporate power to enter into and perform its obligations under this Agreement;

     (b) the execution, delivery and performance by ExpressVu of this Agreement and the consummation of the transactions contemplated hereby:

          (i)  subject to satisfaction of the condition precedent set forth in
               Section 32.1(c), have been duly authorized by all necessary corporate action on the part of ExpressVu; and

          (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under (i) any charter or by-law instruments of ExpressVu; (ii) any contracts or instruments to which ExpressVu is a party or by which ExpressVu is bound; or
               (iii) of any laws applicable to it;

        (iii) except as otherwise provided for herein and for approvals required by ExpressVu from the Canadian Radio-television and Telecommunications Commission (the "CRTC") with respect to certain changes in the ownership of its shares and from Industry Canada with respect to construction and operation of the uplink facility and any local building and other permits required in connection with the Site, do not require that ExpressVu give any notice to, or obtain any license, permit, authorization, approval or consent from, any governmental authority pursuant to any applicable law or any other Person pursuant to any contract or instrument by which ExpressVu is bound;

     (c) ExpressVu is not bound by the provisions of any other Agreement with any third party which would prevent ExpressVu from entering into and performing this Agreement;

     (d) subject as noted in Section 22.2(b)(iii) with respect to the need to obtain approval of the CRTC of certain changes in the ownership of its shares, ExpressVu currently has in effect a valid license from all necessary Canadian governmental authorities required to operate a DTH Service in the manner contemplated under this Agreement; and

                        [CONFIDENTIAL MATERIAL REDACTED]






22.3 SURVIVE AGREEMENT. Except as otherwise expressly provided therein, the representations and warranties of the parties contained in Sections 22.1 and
21.2 are made as of the date of this Agreement and shall not be deemed to have been made as at subsequent date. Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the parties contained in this Agreement shall not merge on, and shall survive the date hereof, and, notwithstanding the execution and delivery of this Agreement, or any investigation made by or on behalf of any party hereto, shall continue in full force and effect. The execution of this Agreement shall not prejudice any right of any party against the other parties in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

                                   ARTICLE 23
                               SOURCE CODE ESCROW

23.1 ACCESS. HTS acknowledges that ExpressVu proposes to enter into a source code deposit agreement with Nagra with respect to the portions of the Software being provided by Nagra. HTS shall provide access to source code and related documentation of the HTS Software as specifically provided for in, and supplied in accordance with the terms and conditions of, the Source Code Deposit Agreement. ExpressVu and HTS shall execute, and shall use all reasonable endeavours to ensure that the escrow agent executes, the Source Code Deposit Agreement as soon as reasonably practicable after the date hereof. ExpressVu will pay any fees which are from time to time payable to the escrow agent under the Source Code Deposit Agreement.


                                   ARTICLE 24
                          INTELLECTUAL PROPERTY RIGHTS
                               AND INDEMNIFICATION

24.1 INTELLECTUAL PROPERTY. ExpressVu acknowledges that, as between HTS and ExpressVu, HTS shall be the sole and exclusive owner of all Intellectual Property Rights arising in respect of the initialisation and Personalization of the Smart Cards, the Application and any Improvements of the same, the Conditional Access System, the CA Components, the Software, the Documentation, the DVB scrambler and data encryptor and the interfaces developed by HTS in collaboration with the supplier of the compression equipment between the Conditional Access System and the compression equipment. Where HTS is co-owner or licensee of these Intellectual Property Rights with or from the supplier of the underlying technology, it warrants, represents and undertakes that it is and shall remain entitled to grant the rights granted hereunder except where ExpressVu has obtained such rights directly with the owner of such rights.

24.2 IMPROVEMENTS. HTS and ExpressVu shall consult and co-operate with each other from time to time as may be reasonably necessary with respect to Improvements. Each of such parties shall inform the other party in a timely manner of any significant Improvements developed or acquired by such party and, at the request of the other party, disclose the details thereof to the other party, except insofar as such disclosure would disclose information which is subject to confidentiality obligations in favour of a third party, which in the case of HTS would include, without limitation, a specific development performed by HTS for another customer.

24.3 RIGHTS VESTING. With respect to rights (including all Intellectual Property Rights) to all Improvements made or developed either by HTS or ExpressVu, it is agreed that:

     (a) in the case of Improvements developed solely by ExpressVu, such Improvements shall belong exclusively to HTS; provided, however, that ExpressVu shall be entitled to a limited, non-transferable, royalty-free right to use the Improvements in connection with ExpressVu's DTH Service in the Territory during the term of this Agreement;

     (b) in the case of Improvements made or developed by HTS specifically at ExpressVu's request, which enable the Software to perform functions differently or to perform new functions: (i) such Improvements will be charged for by HTS at Standard Rates; and (ii) such Improvements shall belong exclusively to HTS; provided, however, that ExpressVu shall be entitled to a limited, non-transferable, royalty-free right to use the Improvements in connection with ExpressVu's DTH Service in the Territory during the term of this Agreement; and

     (c) in the case of Improvements other than those referred to in Sections 24.3(a) and 24.3(b), if ExpressVu wishes to use such Improvements, it shall be entitled to do so against payment to HTS of such royalties and fees as HTS may reasonably determine from time to time.

24.4 REGISTRATION. HTS and ExpressVu undertake to co-operate with one another, in the utmost good faith, in order to arrange or obtain registration of Intellectual Property Rights in Improvements, and to this end they shall execute and arrange for the signature of all documents and forms in pursuance of any application for registration of Intellectual Property Rights in the Improvements.

24.5 USE. ExpressVu shall not, otherwise than as specifically permitted by the terms of this Agreement, use, disclose, apply, sell or in any way turn to account, whether directly or indirectly, the Intellectual Property Rights.

24.6 OBLIGATION.  ExpressVu shall:

     (a) not, other than as permitted by this Agreement, copy or reproduce or translate the Software and shall not communicate, whether electronically or otherwise, the Software to any third party, without the prior written consent of HTS which may be withheld by HTS in its absolute discretion;

     (b) supervise and control the use of the Software to ensure that it takes place in accordance with the terms of this Agreement;

     (c) reproduce and include HTS' copyright notices on all copies, including screen-based displays, of the Documentation and of the Software made by ExpressVu in accordance with the terms of this Agreement;

     (d) during this Agreement and thereafter, maintain the confidentiality of the Documentation and the Software and not make it available, either partly or completely, to any Person other than those employees, consultants and advisors who will not be able to fulfil their duties without access thereto; or

     (e) ensure that there shall at all times during the term of this Agreement be in existence currently binding confidentiality undertakings given by each such employee, consultant or advisor in favour of ExpressVu, and ExpressVu shall be responsible for any breach of such undertaking committed by any such employee, consultant or advisor and, at HTS' request, will use its reasonable commercial efforts to enforce any such undertaking.

24.7 RESTRICTIONS ON USE. All copies of the Software made by ExpressVu, including computer programs and Documentation, shall be subject to the same restrictions on use and disclosure as are contained in this Agreement with respect to the original program copies and Documentation supplied by HTS.

24.8 DOCUMENTATION. ExpressVu specifically acknowledges and agrees that the Documentation whether prepared by or on behalf of HTS or not, for the purpose of implementing the System, falls within the scope of this Agreement and that all rights in and to the Documentation, including the right of ownership of the Documentation, vests in HTS.

24.9 THIRD PARTY INTELLECTUAL PROPERTY CLAIMS.

     (a)  Except with respect to the persons, entities and technology listed on
          Schedule 19 attached hereto, as to which the indemnification and other obligations of HTS set forth in this Section 24.9 shall not apply, HTS shall indemnify and hold harmless ExpressVu from and against all losses, damages, costs and expenses (including, without limitation, reasonable legal costs and expenses) which ExpressVu may suffer or incur arising out of or resulting from any claim or action against ExpressVu by a third party alleging that (i) the use by ExpressVu of the HTS Software or (ii) the sale of the Boxes in Canada or (iii) any Software or other Intellectual Property Rights (excluding Intellectual Property Rights associated with the Hardware) incorporated into the System by HTS and which is not listed in Schedule 6 attached hereto, infringes any Intellectual Property Right of such third party.
          Nothing herein shall be construed as or deemed an admission by HTS of any ownership or other rights of the Persons or entities listed on
          Schedule 19 attached hereto with respect to any technology. Notwithstanding the foregoing, in respect of the Persons and technology listed on Schedule 19, HTS and its applicable Affiliates agree to use their commercially reasonable efforts to obtain for ExpressVu the benefit of any settlement, at ExpressVu's expense, entered into with such Persons or in respect of such technology for the dismissal or withdrawal of claims or actions brought against HTS or its applicable Affiliates by such Persons or in respect of such technology.

     (b) If ExpressVu intends to make a claim for indemnity against HTS as contemplated by Section 24.9(a), ExpressVu shall as soon as is reasonably possible notify HTS in writing of such claim, which notice shall specify, in reasonable detail, the nature and estimated amount of the claim. HTS shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defence thereof, and ExpressVu shall cooperate with HTS in connection therewith provided that with respect to settlements entered into by HTS (i) the consent of ExpressVu shall be required if the settlement provides for equitable relief against ExpressVu, which consent shall not be unreasonably withheld or delayed; and (ii) HTS shall obtain the release of ExpressVu from any further liability relating to such claim. If HTS undertakes, conducts and controls the settlement or defence of such claim (i) HTS shall permit ExpressVu to participate in such settlement or defence through counsel chosen by ExpressVu, provided that the fees and expenses of such counsel and any other costs which would not have been incurred by ExpressVu had it not elected to participate in such settlement or defence shall be borne by ExpressVu; and (ii) HTS shall promptly reimburse ExpressVu for the full amount of any loss resulting from any claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by ExpressVu. ExpressVu shall not pay or settle any claim so long as HTS is reasonably contesting any such claim in good faith on a timely basis. Notwithstanding the foregoing, ExpressVu shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by HTS and no such payment or settlement shall constitute any agreement of HTS to take or refrain from taking any action or create any liability or obligation on the part of HTS except with the prior written consent of HTS.

     (c) If HTS does not notify ExpressVu within 30 days after the receipt of ExpressVu's notice of a claim of indemnity under Section 24.9(a) that it elects to undertake the defence thereof, ExpressVu shall have the right, but not the obligation, to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of HTS on reasonable prior notice to HTS.

     (d) In the event of any claim by a third party against ExpressVu, the defence of which is being undertaken and controlled by HTS, ExpressVu will use all reasonable efforts to make available to HTS those employees whose assistance, testimony or presence is necessary to assist HTS in evaluating and in defending any such claims; provided that HTS shall be responsible for the expense associated with any employees made available by ExpressVu to HTS, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day or each day or portion thereof that such employees are assisting HTS and which expenses shall not exceed the actual cost to ExpressVu associated with such employees.

     (e) ExpressVu shall make available to HTS or its representatives on a timely basis all documents, records and other materials in its possession, at the expense of HTS, reasonably required by HTS for its use in defending any claim and shall otherwise cooperate on a timely basis with HTS in the defence of such claim.

24.10 INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. Except for the potential claims listed in Schedule 19 attached hereto, HTS represents and warrants to ExpressVu that as at the date of this Agreement it is not aware of any claim by any third party that (i) the use by ExpressVu of the HTS Software or (ii) the sale of the Boxes in Canada or (iii) any Software or other Intellectual Property Rights (excluding Intellectual Property Rights associated with Hardware) incorporated into the System by HTS and which is not listed in Schedule 6 attached hereto, infringes or would infringe, as applicable, any Intellectual Property Right belonging to a Third Party.

24.11  INJUNCTION.

       (a) If any Hardware or Software manufactured or supplied by HTS to ExpressVu to which the indemnity of HTS contained in Section 24.9 applies is held to infringe any valid letters of patent, copyright, mask work, trademark, trade secret or any other Intellectual Property Rights of any third party and ExpressVu is enjoined from using the same, or if HTS believes such infringement is likely, HTS shall do one or more of the following:

           (i) exert all reasonable efforts at its option and expense to procure for ExpressVu the right to use such Hardware or Software free of any liability for such infringement; or

           (ii) modify such Hardware or Software so that it becomes non-infringing while remaining in compliance with the Specifications in all material respects; or

           (iii) replace such Hardware or Software with a non-infringing item while remaining in compliance with the Specifications in all material respects.

     (b) If the infringement is alleged prior to completion of delivery of the Hardware, HTS has the right to decline to make further shipments without being in breach of contract in which case HTS will refund to ExpressVu any payments on account of the Purchase Price which it has made prior thereto.

24.12 LIMITATION OF ECHOSTAR'S INDEMNITY. EchoStar's indemnity in this Article shall not extend to any infringement to the extent it arises from any design or instruction in writing supplied by ExpressVu or where ExpressVu uses, modifies or sells the Hardware or Software in a combination other than that recommended by EchoStar.

24.13 HTS' ENTIRE OBLIGATION. This Article states the entire obligation and liability of HTS, and the sole remedy of ExpressVu, in respect of any infringement or alleged infringement of any Intellectual Property Rights.


                                   ARTICLE 25
                                    INDEMNITY

25.1 EXPRESSVU INDEMNITY. ExpressVu agrees to indemnify the EchoStar Parties against all reasonably foreseeable damages, including loss of revenues and profits, arising as a consequence of ExpressVu breaching its obligations under Sections 18.1 and 19.1.

25.2 ECHOSTAR PARTIES' INDEMNITY. The EchoStar Parties agree to indemnify ExpressVu against all reasonably foreseeable damages, including loss of revenues and profits arising as a consequence of the EchoStar Parties breaching their obligations under Sections 5.1, 18.1, 18.2 and 19.1.


                                   ARTICLE 26

                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 27

27.1                    [CONFIDENTIAL MATERIAL REDACTED]

27.2 EXCEPTIONS. EchoStar shall not be required to make payment of liquidated damages pursuant to Section 27.1 if the reason it fails to attain System Completion as therein provided is due to:

     (a) the Hardware being detained at customs or failure of suppliers to make timely delivery thereof (except where caused by the negligence of EchoStar, including failure to place orders in a timely manner);

     (b)  ExpressVu's failure to timely perform its obligations hereunder;

     (c)  the negligence, gross negligence or wilful misconduct of ExpressVu;
          or

     (d) Customer Modifications or the choice by ExpressVu of SMS Software other than that provided by CSG.

27.3 WAIVER OF DAMAGES. The parties hereby agree that ExpressVu, in its sole discretion, may waive any amount arising as liquidated damages as a consequence of HTS failing to attain System Completion in a timely manner as aforesaid.

                                   ARTICLE 28
                                   TERMINATION

28.1 TERMINATION OF AGREEMENT.  This Agreement may be terminated:

     (a) forthwith by the EchoStar Parties in the event that, except as permitted by the Source Code Escrow Agreement, ExpressVu (i) adapts, reverse engineers or decompiles the whole or any part of the Conditional Access System or any other Intellectual Property Rights of HTS; or (ii) causes any other Person to do so, without, in either case, HTS' prior written consent which may be withheld at its sole discretion;

     (b) forthwith by ExpressVu or the EchoStar Parties, as the case may be, if the other of them (the "defaulting party", which term means, for greater certainty, in the case of termination by ExpressVu, either of the EchoStar Parties) has made or attempted to make any assignment for the benefit of its creditors or if any action or proceedings under any bankruptcy or insolvency laws are taken by or against it, or if the defaulting party has effected a compulsory or voluntary liquidation, (and has not been discharged within 90 days), or if any event analogous to any of the foregoing under the law of any jurisdiction has occurred in respect of the defaulting party;

     (c) forthwith by ExpressVu or the EchoStar Parties, as the case may be, (the "notifying party") if the other of them (the "defaulting party", which term means, for greater certainty, in the case of termination by ExpressVu, either of the EchoStar Parties) commits a material breach or is in material default of any of its obligations under this Agreement which has not been cured within 30 days after the notifying party gives written notice to the defaulting party of such breach or default unless the defaulting party is using and continues to use its best efforts to remedy such breach or default and no material prejudice to the interests of the notifying party has occurred as a result of such breach or default;

     (d) upon not less than 30 days written notice by ExpressVu or the EchoStar Parties, as the case may be, (the "notifying party") if the other of them (the "Force Majeure Party", which term means, for greater certainty, in the case of termination by ExpressVu, either of the EchoStar Parties) has invoked Force Majeure to excuse it from performance of any material obligation hereunder and such Force Majeure continues in effect for more than 60 days;

     (e) by ExpressVu in the event that an Acceptance Certificate is not issued in respect of the System Completion within 120 days of the date such System Completion is required to be achieved as stated in the GANTT Chart, provided that, for greater certainty, ExpressVu shall have no right to terminate this Agreement if the reason the Acceptance Certificate has not been issued is due to the fault of ExpressVu;

     (f) by the EchoStar Parties in the event that ExpressVu has not paid any portion of the Purchase Price within 60 days of the due date hereunder;


                        [CONFIDENTIAL MATERIAL REDACTED]








     (j)  by ExpressVu on the later to occur of the following:

          (i) the end of the useful life of the first DBS satellite on which ExpressVu acquires the right to use transponders to provide its DTH Service, provided that if ExpressVu does not obtain such right by the 10th anniversary of the date of this Agreement, ExpressVu may exercise its right under this Section 28.1(j) on or after the 10th anniversary of this Agreement; or

          (ii) on or after the 10th anniversary of the date of this Agreement;

     (k)  by the Echostar Parties pursuant to Section 10.4(b); and

     (l)  by either the EchoStar Parties or ExpressVu pursuant to Section 32.4.

28.2 SURVIVAL. Any termination of this Agreement pursuant to Section 28.1 shall be without prejudice to any other rights or remedies to which a party may be entitled hereunder or at law and shall not affect any accrued rights or liabilities of either party or the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

28.3 OBLIGATIONS ON TERMINATION OF AGREEMENT. In the event that this Agreement is terminated by either party pursuant to Section 28.1, all rights and obligations of the parties hereunder shall cease (except as otherwise provided herein), including, but not limited to, the following:

     (a) ExpressVu shall cease to use any part of HTS' Intellectual Property Rights licensed pursuant to Section 5.1(a), subject to any right of ExpressVu to source code and related documentation in accordance with the provisions of the Source Code Deposit Agreement;

     (b) ExpressVu shall return to HTS all copies of the HTS Software, subject to any right of ExpressVu to source code and related documentation in accordance with the provisions of the Source Code Deposit Agreement;

     (c)  ExpressVu shall satisfy all amounts owing to HTS pursuant to Section
          14.9 and in respect of Smart Cards, CA Components and/or Boxes ordered by ExpressVu or its designee(s) for which HTS has not been paid as at the date of termination of the Agreement;

     (d) ExpressVu's rights to use of the Licensed Trade Marks will terminate, subject to provisions of Sections 21.9 and 21.10; and

     (e) the EchoStar Parties' obligations under Section 4.2 and Articles 11 and 12 terminate.


                                   ARTICLE 29
                                SECURITY INTEREST

29.1 GRANT OF SECURITY INTEREST. ExpressVu hereby (i) mortgages and charges to HTS as and by way of a fixed mortgage and charge; (ii) pledges to HTS; (iii) assigns and transfers to HTS as and by way of a specific transfer and assignment; and (iv) grants to HTS a security interest in:

     (a) all of the Hardware purchased by ExpressVu from HTS pursuant to this Agreement;

     (b) all substitutions and replacements of and increases, additions and accessions to the Hardware; and

     (c) all proceeds in any form derived directly or indirectly from any dealing with all or any part of the Hardware and all or any part of the substitutions and replacements thereof and increases, additions and accessions thereto or the proceeds therefrom, including, without limitation, any payment representing indemnity or compensation for all or any part of the Hardware, or all or any part of the substitutions and replacements thereof and increases, additions and accessions thereto, lost, damaged, destroyed, expropriated or taken.

29.2 SECURE PAYMENT. The charges, pledges, transfers, assignments and security interest granted hereby secure the payment by ExpressVu to HTS of the Purchase Price. ExpressVu shall from time to time, at the request of HTS, execute and deliver all such documents as may be reasonably required to give effect to, or to record, register or evidence, the charges, pledges, transfers, assignments and security interest hereby granted.

29.3 REALIZATION. HTS may realize on the security interest granted hereunder upon failure by ExpressVu to pay any portion of the Purchase Price within 45 days of the due date thereof.

29.4 DISCHARGE. The security interest shall be discharged upon receipt by HTS of payment in full of the Purchase Price, whether any such amount is paid by ExpressVu or by a guarantor of its obligation to pay the same. In furtherance of the discharge of the security interest, HTS shall at such time deliver to ExpressVu such releases and discharges as ExpressVu may reasonably require.


                                  ARTICLE 30

                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 31

                        [CONFIDENTIAL MATERIAL REDACTED]

                                    ARTICLE 32
                        CONDITIONS PRECEDENT TO PERFORMANCE

32.1 CONDITIONS TO EXPRESSVU'S PERFORMANCE. The obligations of ExpressVu under the Agreement shall be subject to the satisfaction of, or compliance with, each of the following conditions precedent, at or before the Effective Date (each of which conditions is hereby acknowledged to be for the exclusive benefit of ExpressVu and may be waived by it in whole or in part, in its sole discretion):

     (a) ExpressVu shall have entered into arrangements satisfactory to ExpressVu, acting reasonably, with each of DiviCom, Nagra and CSG relating to ExpressVu's ongoing requirements for supplies or services relating to the System and ExpressVu's DTH Service;

     (b) EchoStar Communications Corporation shall have executed and delivered to ExpressVu a guarantee substantially in the form of the guarantee attached hereto as Schedule 16; and

     (c) ExpressVu's board of directors shall have ratified the execution and delivery of this Agreement by ExpressVu and authorized ExpressVu to perform its obligations hereunder.

32.2 CONDITIONS TO ECHOSTAR PARTIES' PERFORMANCE. The obligation of the EchoStar Parties under this Agreement shall be subject to the satisfaction of, or compliance with, each of the following conditions precedent, at or before the Effective Date (each of which conditions is hereby acknowledged to be for the exclusive benefit of EchoStar Parties and may be waived by them in whole or in part in their sole discretion):

     (a) HTS shall have entered into arrangements satisfactory to it, acting reasonably, with each of DiviCom and Nagra relating to the supply by them to HTS of certain equipment and services to permit HTS to perform its obligations hereunder;

     (b) the full amount of the Purchase Price as at the date hereof plus an added amount which will, in the aggregate, amount to U.S.$13,200,000, will have been guaranteed by one or more of ExpressVu's shareholders by the execution and delivery to the EchoStar Parties of a guarantee substantially in the form of the guarantee attached hereto as Schedule 15; and

     (c) the boards of directors of each of the EchoStar Parties shall have ratified the execution and delivery of this Agreement by the EchoStar Parties and authorized the EchoStar Parties to perform their obligations hereunder.

32.3 CONDITION TO ALL PARTIES' PERFORMANCE. The obligations of ExpressVu and the EchoStar Parties under Articles 4 through 21, inclusive, Articles 23 through 27, inclusive, and Articles 29 through 31, inclusive, shall be subject to the satisfaction of, or compliance with, the condition precedent that, at or before the Effective Date ExpressVu and HTS shall have entered into the Source Code Deposit Agreement on terms and conditions mutually satisfactory to them, acting reasonably. Without limiting the generality of the foregoing, the Source Code Deposit Agreement shall contain provisions permitting ExpressVu to obtain access to the HTS Software and related documentation in the event that HTS or any Affiliate, as applicable, at any time ceases to support and further develop the HTS Software as well as in the event that HTS commits certain specified acts of bankruptcy or otherwise gives rise to rights of access to the HTS Software and documentation in accordance with the terms of the Source Code Deposit Agreement. The parties hereto hereby acknowledge that the foregoing condition is for the mutual benefit of the parties and may only be waived by all of them.

32.4 COVENANTS TO CAUSE CONDITIONS TO BE SATISFIED OR COMPLIED WITH. Each of the parties hereto covenants with the other parties hereto that it shall use its commercially reasonable efforts to cause the conditions set forth in Sections 32.1, 32.2 and 32.3 to be satisfied or complied with as soon as is reasonably possible and in any event on or before January 17, 1997. In the event that any such condition has not been satisfied or complied with or waived by a party entitled to waive the same by January 17, 1997 either ExpressVu or the EchoStar Parties may terminate this Agreement on written notice to the other and no party shall thereafter have any continuing liability hereunder except with respect to any breach of such party's obligations as may have occurred prior to the date of such termination and pursuant to Article 34, as to which liability shall survive such termination.

                                   ARTICLE 33
                          GOVERNING LAW AND ARBITRATION

33.1 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York. Accordingly, any dispute arising out of or having any connection with this Agreement shall be decided exclusively in accordance with the laws of the State of New York, provided that all such disputes shall to be referred, in the first instance, to the respective chief executive officers of the parties for resolution.

33.2 ARBITRATION. If a dispute, after having been referred to the said chief executive officers is not resolved by them within a maximum of 14 days, either EchoStar or ExpressVu shall have the right to require that the dispute shall be finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Such arbitration shall be held in New York, New York before a panel of three arbitrators, one of whom shall be appointed by ExpressVu, one by the EchoStar Parties and one by the first two arbitrators or, in default of appointment or agreement within a period of 90 days, such arbitrators, or the third such arbitrator, as the case may be, shall be appointed by the International Court of Arbitration under such Rules.

33.3 INTERIM RELIEF.  The referral of a dispute to arbitration under Section
30.2 shall not preclude either party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending any decision of the arbitrator.

33.4 DECISION FINAL. Any decision of the arbitrator(s) shall be final, conclusive and binding on the parties, and the parties agree to exclude, so far as it is lawfully possible to exclude, any right of application or appeal to the courts in connection with any question of law arising in the arbitration or in connection with any award or decision made by the arbitrator, except as may to be necessary to enforce such award or decision.

33.5 SEVERABILITY. The provisions of this section are severable from the rest of this Agreement and shall remain in effect despite the termination of or invalidity for any reason of this Agreement.

                                   ARTICLE 34
                                 CONFIDENTIALITY

34.1 CONFIDENTIALITY REGARDING TERMS AND EXISTENCE OF AGREEMENT; CONFIDENTIAL INFORMATION.

     (a) Neither ExpressVu nor the EchoStar Parties will issue any press release or make any other public announcement regarding this Agreement or the transactions contemplated hereby without the consent of the other of them. Each party will hold, and will cause its employees, consultants, advisors, agents and Affiliates to hold, in confidence, the terms of this Agreement, except to the extent the terms of this Agreement are or become a matter of public record.

     (b) Each of the EchoStar Parties and ExpressVu agrees to hold all Confidential Information received by it from the other of them pursuant to this Agreement in confidence.

     (c) A party receiving Confidential Information shall use such information only for the purpose of fulfilling its obligations under this Agreement. Each document containing Confidential Information which is circulated to employees, Affiliates or agents of a party receiving such information shall bear a legend to the effect that the information contained therein is confidential to the disclosing party and that such information shall not be disclosed to other Persons.

     (d) Upon expiration or termination of this Agreement, or at any other time, all Confidential Information in the possession of a party shall, if requested in writing by the party that disclosed such information, be either returned to the disclosing party or, at the receiving party's option, destroyed. In all events, the receiving party may retain a single copy of all Confidential Information, as an archive record of the contents thereof, accessed solely in the event of a dispute between the parties concerning such contents.

     (e)  The confidentiality and non-disclosure obligations set forth in this
          Article 34 shall become effective with respect to any item of Confidential Information immediately upon disclosure to the receiving party and shall continue during the term of the Agreement and for a period of three years thereafter.

     (f) Notwithstanding the other provisions of this Article 34, a party may disclose the terms and existence of this Agreement and Confidential Information to the extent required by any legal requirement (including disclosure requirements under federal, provincial and state securities laws) or by any governmental authority, but the party proposing to disclose such information will first notify and consult with the other party concerning the proposed disclosure, to the extent reasonably feasible. Each party also may disclose the terms and existence of this Agreement and Confidential Information to its employees, consultants, advisors, agents, Affiliates and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement; provided that such Persons will be required to observe the terms of this Article 34.
          Each party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

     (g) For the purposes of Article 34, "Confidential Information" means all proprietary or confidential information disclosed by the EchoStar Parties or ExpressVu to the other of them in connection with this Agreement; provided that such information shall satisfy the following criteria in order to constitute "Confidential Information": (a) if disclosed in written or other tangible format, such information shall be accompanied by reasonably prominent "Confidential" or similar legends; or (b) if disclosed orally or by way of observation, such information shall be described by the disclosing party as Confidential Information at the time of disclosure. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information which: (i) was previously known to the party receiving such Confidential Information if such party can prove such prior knowledge by BONA FIDE documentation dated prior to the time of disclosure by the disclosing party and the receiving party did not learn such information from a person whom the receiving party knew was under a duty to the disclosing party not to disclose the information; or (ii) is or becomes part of the public domain; or (iii) the receiving party receives from an independent third party whom the receiving party knows is under no obligation to the disclosing party not to disclose it; or (iv) is independently developed by the receiving party as evidenced by documentation dated prior to the time of disclosure by the disclosing party.

                                   ARTICLE 35
                                  MISCELLANEOUS

35.1 ASSIGNMENT.

     (a) ExpressVu may assign its right, title and interest in this Agreement to (i) an Affiliate of ExpressVu, provided that ExpressVu guarantees performance by the assignee of ExpressVu's obligations under this Agreement, (ii) Telesat Canada, provided that ExpressVu guarantees performance by Telesat Canada of ExpressVu's obligations under this Agreement or (iii) any partnership or other entity into which ExpressVu is reorganized pursuant to Article 30 but may not otherwise assign or transfer any rights or obligations acquired under this Agreement except with the consent of EchoStar, such consent not to be unreasonably withheld. Notwithstanding the foregoing, ExpressVu shall not be entitled to assign its right, title and interest in this Agreement to any Person prior to payment in full of the Purchase Price unless each of the shareholders of ExpressVu confirms in writing to EchoStar that its guarantee provided pursuant to Section 32.2(b) remains in full force and effect regardless of such assignment.

     (b) Each of the EchoStar Parties may assign their right, title and interest in this Agreement to an Affiliate of EchoStar, provided that EchoStar guarantees performance by the assignee of the EchoStar Parties' obligations under this Agreement, but may not otherwise assign or transfer any rights or obligations acquired under this Agreement except with the consent of ExpressVu, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the EchoStar Parties shall not be entitled to assign their right, title and interest in this Agreement to any Person at any time unless EchoStar Communications Corporation confirms in writing to ExpressVu that its guarantee provided pursuant to Section 32.1(b) remains in full force and effect regardless of such assignment.

35.2 NO PARTNERSHIP. Nothing in this Agreement shall be deemed to create any joint venture, partnership or principal and agent relationship between the EchoStar Parties and ExpressVu and none of them shall hold itself out in its advertising or otherwise in any manner which would indicate or imply any such relationship with the other.

35.3 FORCE MAJEURE.

     (a) If by reason of Force Majeure, the EchoStar Parties or ExpressVu is unable, wholly or in part, to perform or comply with their respective obligations hereunder, then all parties shall be relieved of liability and shall suffer no prejudice for failing to perform or comply during the continuance and to the extent of the inability so caused from and after the happening of the event of Force Majeure provided that the party invoking Force Majeure gives to the other party prompt notice, written or oral (but if oral, promptly confirmed in writing) of such inability and reasonably full particulars of the cause thereof. If notice is not promptly given then the parties shall only be relieved from such performance or compliance from and after the giving of such notice. The party invoking Force Majeure shall use all reasonable efforts to remedy the situation and remove, so far as possible and with reasonable dispatch, the cause of its inability to perform or comply, provided, however, that settlement of strikes, lockouts and other industrial disturbances shall be wholly within the discretion of the party involved. The party invoking Force Majeure shall give prompt notice of the cessation thereof. For greater certainty, if a party invokes Force Majeure to excuse it from performance of an obligation hereunder, the other party shall be relieved of its obligation to make any payment to the party invoking Force Majeure on account of such obligation which is not being performed.

     (b) The term "Force Majeure" shall mean any cause of any kind whatsoever not within the control of a party and which such party could not, by reasonable diligence, have foreseen or avoided which may include without limitation by the following enumeration, acts of God and the public enemy; the elements; fire, accidents; breakdowns; vandalism; sabotage; breakage or accident to equipment; satellite or equipment failure; the necessity of making repairs to equipment, strikes, lockouts and any other industrial, civil or public disturbances; any laws, orders, rules, regulations, acts or restraints of any government or governmental body or authority, civil or military, including the orders and judgment of courts; provided, however, that the term "Force Majeure" shall not include the revocation or modification of any necessary governmental consent, authorization or approval caused by a violation of the terms thereof or consented to by the party holding such consent, authorization or approval.

35.4 VALIDITY. If any provision of this Agreement is found or held to be invalid or unenforceable, the validity of all the other provisions hereof shall not be affected thereby and the parties agree to meet and review the matter and if any valid and enforceable means is reasonably available to achieve the same commercial objective as the invalid or unenforceable provision, the parties shall adopt such means by way of variation of this Agreement.

35.5 SEVERABILITY. In the event that any of the terms of this Agreement are found to be invalid, unlawful or unenforceable, such terms (provided that they are not fundamental to the Agreement) shall be severable from the remaining terms, which shall continue to be valid and enforceable.

35.6 VARIATION. No variation of or addition to this Agreement shall be of any force or effect unless reduced to writing and signed by or on behalf of all parties and such writing expressly states that it amends this Agreement.

35.7 ENTIRE AGREEMENT. Except for any agreements or other instruments executed by the parties contemporaneously herewith, this Agreement replaces all prior agreements and arrangements between the parties and constitutes the entire understanding between the parties relating to the subject matter of this Agreement and no oral representations, warranties or promises shall be implied as terms of this Agreement unless expressly incorporated herein. In particular, there are no conditions, warranties, or other terms, express or implied, including as to merchantable quality, fitness for a particular purpose or any other kind whatsoever, that are binding on HTS concerning the Hardware or Units except as specifically stated in this Agreement. Any condition, warranty or other term concerning the Hardware which might otherwise be implied into or incorporated within this Agreement, whether by statute, common law or otherwise, is hereby expressly excluded.

35.8 WAIVER. A waiver by any party of a breach of any term or condition of this Agreement in any one instance shall be in writing and shall not be deemed as a continuing waiver or a waiver of any other or subsequent breach unless such writing so provides.

35.9 NOTICES. The parties choose the following addresses as the address at which they will accept service of all documents and notices relating to this
Agreement:

          The EchoStar Parties:

                    c/o Echostar Communications Corporation
                    90 Inverness Circle East
                    Englewood, Colorado
                    U.S.A.

                    Attention:  Mr. David Moskowitz
                    Fax: 303-799-8222

          ExpressVu:     ExpressVu Inc.
                         1290 Central Parkway West
                         Suite 1008
                         Mississauga, Ontario
                         L5C 4R3

                         Attention:  The Chief Executive Officer
                         Fax:  905-272-5514


Any notice to be given by a party to the other parties pursuant to this Agreement shall be given in writing in the English language by prepaid registered post, by facsimile or shall be delivered by hand, provided that:

     (a) any notice given by prepaid registered post shall be deemed to have been received by the addressee, in the absence of proof to the contrary, 14 days after the date of postage;

     (b) any notice delivered by hand during normal business hours shall be deemed to have been received by the addressee, in the absence of proof to the contrary, at the time of delivery; and

     (c) any notice given by facsimile shall be deemed to have been received by the addressee, in the absence of proof to the contrary, immediately upon the issuance by the transmitting facsimile machine, of a report confirming correct transmission of all the pages of the document containing the notice or upon receipt by the transmitting facsimile machine, at the end of the notice being transmitted, of the automatic answer-back of the receiving facsimile machine.

35.10 FURTHER ASSURANCES. Each party shall sign all documents and otherwise do or procure that there shall be done all acts or things within its reasonable powers as may be necessary to give effect or further effect to the operation of the provisions of this Agreement.

35.11 CURRENCY. Except as expressly otherwise provided, all dollar amounts referred to in this Agreement are expressed in the currency of the United States of America.

35.12 TAXES.

      (a) Any and all payments required under this Agreement to be made by a party hereto (the "Paying Party") to another party hereto (the "Receiving Party") shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Paying Party shall be required by law or administration thereof to deduct or withhold any Taxes from or in respect of any sum payable hereunder,
           (i) subject as hereinafter provided, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 35.12) the Receiving Party receives an amount equal to the sum it would have received if no such deduction or withholding had been made, (ii) the Paying Party shall make such deductions or withholdings; and (iii) the Paying Party shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, the Paying Party will furnish to the Receiving Party the original or a certified copy of a receipt evidencing payment thereof. Notwithstanding the foregoing, if the reason any such Taxes are required to be deducted or withheld is due to the Receiving Party having failed to use its commercially reasonable efforts to obtain the waiver referred to in Section 35.12(c), the Paying Party shall have no obligation under the foregoing clause (i) to increase the sum payable to the Receiving Party, provided that no such failure will be deemed to have occurred unless the parties agree as such or unless, after the submission of any such dispute to binding arbitration, the arbitration determines that a failure has occurred, in which instance, amounts paid by the Paying Party will be reimbursed by the Receiving Party with interest calculated in accordance with Section 35.13.

      (b) If following the payment by a Paying Party of any Tax required to be deducted or withheld pursuant to Section 35.12(a), the Receiving Party determines acting in good faith that it has obtained a refund of taxes otherwise payable by it or obtained or used a credit or any other relief against other taxes on its profit or income (any of the foregoing being hereinafter referred to as a "Tax Credit") which the Receiving Party is able to quantify and identify as attributable to the Taxes paid by the Paying Party, then, if the Receiving Party can do so without any adverse consequences for itself, the Receiving Party shall reimburse the Paying Party such proportion of the Tax Credit as the Receiving Party determines acting in good faith will leave the Receiving Party (after that reimbursement) in no better or worse position in respect of its overall tax liabilities than it would have been in if the Paying Party had not been required to pay such Tax.

      (c) Notwithstanding anything else herein contained, the EchoStar Parties covenant to use their commercially reasonable efforts to obtain a waiver of Taxes which may otherwise be payable in respect of any services rendered by them to ExpressVu hereunder from Revenue Canada pursuant to Regulation 105 of the INCOME TAX ACT (Canada) and the equivalent provisions of any applicable provincial income tax legislation.

35.13 INTEREST ON OVERDUE PAYMENTS. If a party hereto fails to pay any sum payable hereunder when due in accordance with the provisions of this Agreement, such party shall be liable to pay interest on the overdue amount at the rate of 24% per annum, which interest shall accrue daily from the date when payment becomes overdue until payment of the overdue amount has been paid in full.

35.14 EQUITABLE RELIEF. The parties hereto acknowledge that damages may not be an adequate remedy if a party breaches its obligations hereunder and, accordingly, that any party hereto may seek an order for specific performance, an injunction or other equitable remedy, to ensure the performance by any other party hereto of its obligations hereunder and that such remedy may be sought in lieu of or in addition to damages.

     The parties hereto have entered into this Agreement as of the date first written above.

                                           ECHOSTAR SATELLITE CORPORATION


                                           Per: /s/ CHARLIE ERGEN
                                               -------------------------------
                                               Name:  Charlie Ergen
                                               Title: CEO


                                           HOUSTON TRACKER SYSTEMS, INC.


                                           Per: /s/ CHARLIE ERGEN
                                               -------------------------------
                                               Name:  Charlie Ergen
                                               Title: CEO


                                           EXPRESSVU INC.


                                           Per: /s/ MICHAEL NEUMAN
                                               -------------------------------
                                               Name:   Michael Neuman
                                               Title:  President



                                           Per: /s/ MARC LACOURCIERE
                                               -------------------------------
                                               Name:   Marc Lacourciere
                                               Title:  Corporate Secretary

SCHEDULE 1:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 2:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 3:    DOCUMENTATION

     A complete system user manual relating to all parts of the System will be provided. The System documentation will include documentation relating to:

          1.   conditional access
          2.   encryptors
          3.   scheduling system
          4.   network management system integration
          5.   DVC encoding
          6.   multiplexing
          7.   modulation
          8.   boxes
          9.   subscriber management system integration
          10.  EPG
          11.  IMS
          12.  Ethernet design documentation

SCHEDULE 4:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 5:    ACCEPTANCE TESTS

     The acceptance test documents, dates and procedures will be agreed between ESC and ExpressVu prior to acceptance testing of the equipment. Acceptance Testing procedures, to be set as milestones on the GANTT Chart, for the following equipment and systems will be provided as a minimum:

          *    Encoder operation
          *    Redundancy
          *    Stat Muxing
          *    Software Downloads
          *    IPPV
          *    CA and Smart Card
          *    Network Management System (NMS)
          *    Conditional Access Control System (CA System)
          *    Box functionality tests
          *    System failure test

          (Refer to DTH acceptance test procedure document)

     Except as otherwise provided in Article 9, the acceptance test protocols shall be formulated by ESC in conjunction with ExpressVu, and the final procedures will be subject to ExpressVu's prompt and reasonable approval.

SCHEDULE 6:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 7:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 8:    SUPPORT CONTACT PERSONNEL


EXPRESSVU

CA Supervisor:                               Terry Snazel
                                             --------------------------------
                                        Tel: (905) 272-9171
                                        Fax: (905) 272-5514


ECHOSTAR

Account Executive:                           Rex Provenmire
                                             --------------------------------
                                        Tel: (303) 799-8222 (ext. 5274)
                                        Fax: (303) 799-0354

SCHEDULE 9:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 10:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 11:   ECHOSTAR'S STANDARD RATES


                     Reimbursable Expenses and Hourly Rates
                     --------------------------------------
Category                        Rate per hour
--------                        -------------
Executive Management               U.S.$225
Sr. Engineering Management         U.S.$175
Sr. Engineering                    U.S.$125
Engineering                        U.S.$100

Restrictions and Limitations

All amounts due hereunder shall be payable on a monthly basis on or before the last day of month following the month in which the services were rendered.

SCHEDULE 12:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 13:   LICENSED TRADE MARKS


A.   EXCLUSIVELY LICENSED TRADE MARKS

                    CANADIAN            U.S.           FILING
TRADE MARK          APPLICATION NO.     SERIAL NO.     DATE
----------          ---------------     ----------     ------

DISH                -                   75-116274      -

DISH & Design       823,772             -              09/19/96
                    -                   75- 53038      -
                    -                   75- 53040      -
                    -                   75- 53042      -
                    -                   75-125808      -

DISH CD             -                   75- 92013      -

DISH DIRECT         -                   75- 92135      -

DISH MOVIES         -                   75- 92001      -

DISH NET            -                   75- 92134      -

DISH NETWORK &      823,769             -              09/19/96
     Design
                    -                   75- 53037      -
                    -                   75- 53049      -
                    -                   75-116265      -

DISH NEWS           -                   75- 92112      -

DISH ON DEMAND      -                   75- 92000      -

DISH PIX            -                   75-116264      -

DISH RV             -                   75- 92106      -

DISH SPORTS         -                   75- 92012      -

DISH TV             -                   75- 92016      -

DISH-ON-DEMAND      -                   75-116266      -

DISHMAN             -                   75- 91893      -

THE BEST TELEVISION -                   75-116273      -
COMES ON A DISH

THE BEST TV COMES   -                   75- 92004      -
ON A DISH

A DISH IN EVERY     -                   75-123420      -
     HOME

DESIGN MARKS        -                   75- 53039      -
                    -                   75- 53043      -


B.   NON-EXCLUSIVELY LICENSED TRADE MARKS

                    CANADIAN            U.S.           FILING
TRADE MARK          APPLICATION NO.     REGIS. NO.     DATE
----------          ---------------     ----------     ------

ECHOSTAR & Design   823,770             -              09/30/96


C.   DESIGN MARKS

[SEE ATTACHED]

SCHEDULE 14:   SUB-LICENSING AGREEMENT RELATING TO LICENSED TRADE MARKS

                         TRADEMARK SUB-LICENSE AGREEMENT


          THIS TRADEMARK SUB-LICENSE AGREEMENT (the "Agreement") is made and entered into as of the ________ day of _____________ , 199_ by and between ExpressVu Inc. ("ExpressVu"), a corporation incorporated under the laws of Canada, with a place of business at Suite 1008, 1290 Central Parkway West, Mississauga, Ontario, Canada and ________________________________, a
corporation organized under the laws of _________________________, with its principal place of business at ____________________________________________
("Sub-licensee").

A. ExpressVu is in the business, among other things, of providing direct-to-home satellite services to subscribers in the geographic territory of Canada ("DTH Services");

B. ExpressVu has obtained the Canadian rights to certain trademarks, service marks and trade names (the "Trademarks") of Echostar Communications Corporation and its affiliates ("Echostar"); and

C. Sub-licensee desires to be permitted to use such Trademarks as ExpressVu, in its sole discretion, may authorize from time to time, under a non-exclusive sub-license, to solicit orders for ExpressVu DTH Services;

               NOW THEREFORE, the parties hereto agree as follows:

1. ExpressVu hereby grants to Sub-licensee a non-exclusive, non-transferable, revocable sub-license (the "Sub-license") to use the Trademarks and such other trademarks as ExpressVu may from time to time expressly in writing permit the Sub-licensee to use during the term of this Agreement, and no other term or license whatsoever, in its local advertising and promotional materials and at its business locations. Sub-licensee shall have no right to use the logos, service marks and trademarks of any programming providers, other than the logos, services marks and trademarks of programming providers that are contained in the advertising and promotional material provided to Sub-licensee by ExpressVu. No such materials shall indicate that any agreement of agency, partnership, joint venture, franchise or of exclusive or non-exclusive distributor exists between Sub-licensee and ExpressVu or Sub-licensee and Echostar, unless ExpressVu and Sub-licensee or Sub-licensee and EchoStar, as applicable, enter into a separate written agreement permitting Sub-licensee to do so. Notwithstanding the above, Sub-licensee shall provide to ExpressVu, at least thirty (30) days prior to first use, an example of any advertising or promotional materials in which Sub-licensee intends to use any Trademarks, and any such other trademarks, which use has not, within the past twelve months, been approved by ExpressVu in exactly the form intended for use. ExpressVu may reject and prohibit Sub-licensee from using such materials, for any reason or reasons in its sole discretion. If Sub-licensee is required to, but fails to provide ExpressVu with proposed advertising or promotional materials at least thirty (30) days prior to first use, ExpressVu shall have just cause to immediately terminate the Sub-license by providing written notice to the Sublicensee to that effect. This Agreement is not intended, nor shall it be construed, as creating any agreement of agency, partnership, joint venture, franchise or of exclusive or non-exclusive distributor, or as creating any obligation on the part of ExpressVu or EchoStar to enter into any such agreement with Sub-licensee. Further, this Agreement is not intended, nor shall it be construed, as providing any rights to Sub-licensee to purchase or sell products or programming manufactured and/or distributed by ExpressVu or Echostar. Sub-licensee expressly recognizes and agrees that any goodwill now existing or hereafter created through any sales by Sub-licensee of products or programming manufactured and/or distributed by ExpressVu or Echostar, shall inure to the sole benefit of ExpressVu or Echostar, as applicable. This Sub-license shall be effective until terminated by either party in accordance with its terms, or until termination of (i) the dealer agreement between ExpressVu and the Sub-licensee or (ii) the license of the Trademarks granted by Echostar to ExpressVu.

2. The Sub-license granted by ExpressVu is granted to Sub-licensee and its Affiliates only. Sub-licensee has no authority to transfer or grant any sub-sub-license to any other entity or individual for any reason, and if Sub-licensee does so, such action shall terminate the Sub-license granted herein, at ExpressVu's option, at any time thereafter. Sub-licensee shall immediately cease using Trademarks upon termination or expiration of this Agreement for any reason. Upon expiration or termination of this Agreement, at ExpressVu's option, Sub-licensee shall immediately destroy or deliver to ExpressVu any and all advertising and promotional materials in Sub-licensee's possession with Trademarks on them. If ExpressVu requests destruction of advertising and promotional materials, Sub-licensee shall promptly execute an affidavit representing at a minimum that such materials were destroyed, and the date and means of destruction.

3. Sub-licensee expressly recognizes and acknowledges that the Sub-license, as well as any past use of the Trademarks in any manner whatsoever by Sub-licensee (including but not limited to use on signs, business cards or in advertisements), shall not confer upon Sub-licensee any proprietary rights or interest to any Trademarks including, but not limited to, any existing or future goodwill in the Trademarks. All goodwill in the Trademarks shall inure to ExpressVu's or EchoStar's sole benefit, as the case may be. Further, Sub-licensee waives any and all past, present or future claims it has or might have to the Trademarks, and acknowledges that as between ExpressVu, Echostar and Sub-licensee, ExpressVu has the exclusive license to use the Trademarks in Canada, and that Echostar retains full ownership of the Trademarks notwithstanding the Sub-license granted herein. Sub-licensee's obligations in this paragraph shall survive the expiration or termination of this Agreement.

4. Nothing in this Agreement shall be construed to bar ExpressVu or Echostar from protecting their respective rights to the exclusive license or the ownership and use, as the case may be, of the Trademarks against infringement thereof by any party or parties, including Sub-licensee, either during the term of this Agreement or following any expiration or termination of Sub-licensee's right to use the Trademarks pursuant to this

Agreement. Sub-licensee will promptly and fully advise ExpressVu of any use of any mark that may appear to infringe the Trademarks. Sub-licensee will also fully co-operate with ExpressVu or Echostar in defense and protection of the Trademarks, at the expense of ExpressVu or Echostar, as the case may be. Similarly, nothing in this Agreement shall be construed to require that ExpressVu or Echostar take any action to protect the Trademarks in any instance, and ExpressVu and Echostar shall not be liable to Sub-licensee in any manner whatsoever for failure to take any such action.

5. Sub-licensee shall indemnify and hold harmless ExpressVu from and against all losses, damages, costs and expenses (including, without limitation, reasonable legal costs and expenses) which ExpressVu may suffer or incur arising out of or resulting from any claim or action against ExpressVu by a third party arising from any violation by the Sub-licensee of the terms of this Sub-license or unauthorized use of the Trademarks.

6. This Agreement shall continue for a period of time equal to the term of any dealer agreement between ExpressVu and Sub-licensee, unless terminated earlier for a reason provided herein.

7. Notwithstanding that EchoStar is not a signatory to this Sub-license, the parties hereto acknowledge that EchoStar is a beneficiary of the agreements and covenants contained herein and agree that EchoStar may enforce such agreements and covenants on its own behalf (and at its own cost and expense) as if it were a party hereto.

8. Any and all disputes, claims or actions that may arise under or out of this Agreement shall be governed, interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

9. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the day and year above first written.

EXPRESSVU INC.                         SUB-LICENSEE



------------------------------------   --------------------------------------
Name:                                  Name:
Title:                                 Title:
Date:                                  Date:

SCHEDULE 15:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 16:   FORM OF GUARANTEE OF ECHOSTAR COMMUNICATIONS CORPORATION


                                 [SEE ATTACHED]

                          ACKNOWLEDGEMENT AND GUARANTEE


          WHEREAS the undersigned (the "Guarantor") is the indirect controlling shareholder of EchoStar Satellite Corporation and Houston Tracker Systems, Inc. (together, the "EchoStar Parties") and the direct or indirect controlling shareholder of a group of companies which are affiliated with the EchoStar Parties (collectively referred to herein as the "EchoStar Affiliates");

          AND WHEREAS the EchoStar Parties have entered into an agreement with ExpressVu Inc. ("ExpressVu") dated January 7, 1997 (the "System Agreement"), whereby, among other things, the Echostar Parties agree to provide to ExpressVu certain equipment and services in connection with ExpressVu's proposed direct-to-home satellite service;

          AND WHEREAS the System Agreement requires the Guarantor to provide ExpressVu with a guarantee of certain commitments and obligations of the EchoStar Parties and EchoStar Affiliates under the System Agreement;

          AND WHEREAS the Guarantor, has agreed to provide ExpressVu with such a guarantee;

          NOW THEREFORE THIS GUARANTEE WITNESSES that in consideration of the premises and covenants and agreements contained herein and in the System Agreement, and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged), the Guarantor covenants with ExpressVu as follows.


                             ARTICLE ONE - GUARANTEE


1.01      GUARANTEE

     (a) The Guarantor hereby unconditionally and irrevocably guarantees payment of any and all financial obligations of the EchoStar Parties to ExpressVu (including, without limitation, costs or damages) arising from the System Agreement (the "Obligations"), subject to the limitations set forth therein including, without limitation, the terms and conditions of Section 26.1.

     (b) The Guarantor agrees to comply, and to cause the EchoStar Parties and EchoStar Affiliates to comply, with the provisions of Sections 8.6 and 31.2, and Articles 18 and 19 of the System Agreement, subject to the limitations specified in those Articles. Subject to Section 2.02 below, with respect only to those obligations of the Guarantor and the EchoStar Affiliates contained in Sections 18.1, 18.2 and 19.1 of the System Agreement, the Guarantor agrees to indemnify ExpressVu against all reasonably foreseeable damages, including loss of revenues and profits arising as a consequence of a breach of the provisions of this Section 1.01(b) by any of the Guarantor or the Echostar Affiliates.

1.02      CONDITION PRECEDENT

          The obligations of the Guarantor under this Acknowledgement and Guarantee shall be subject to and conditioned upon the fulfilment or waiver of the conditions precedent to performance of ExpressVu and the EchoStar Parties under Article 32 of the System Agreement.


              ARTICLE TWO - DEALINGS WITH THE GUARANTOR AND OTHERS


2.01      EXHAUSTION OF REMEDIES

          ExpressVu shall exhaust its recourse against the EchoStar Parties, including the realization of any security or collateral it may hold, before being entitled to demand payment or performance from the Guarantor hereunder. For the purposes of this Section, ExpressVu shall be considered to have exhausted its remedies if, after one or both of the EchoStar Parties commits a breach or is in default of any of the Obligations, such breach or default has not been cured within 30 days after ExpressVu gives written notice to HTS of such breach or default.

2.02      SET-OFF

          In the case of any claim by ExpressVu against the Guarantor, the Guarantor may assert any defence, set-off or counterclaim that either the Guarantor or the EchoStar Parties may have against ExpressVu.


                             ARTICLE THREE - DEMAND


3.03      DEMAND

          ExpressVu shall be entitled, by the issuance of a written notice to the Guarantor, to make demand upon the Guarantor at any time after having exhausted its remedies in accordance with Section 2.01. No more than thirty
(30) days after receiving such notice, the Guarantor shall make payment to ExpressVu of amounts guaranteed. The Guarantor shall make payment to ExpressVu upon demand of all costs and expenses incurred by ExpressVu in enforcing this Acknowledgement and Guarantee.

                           ARTICLE FOUR - SUBROGATION


4.01      SUBROGATION

          The Guarantor will be entitled to subrogation in respect of amounts paid hereunder forthwith upon payment of such amounts. Thereafter, ExpressVu will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such performance or payment by the Guarantor.


                           ARTICLE FIVE - TERMINATION


5.01      TERMINATION BY TERMINATION OF THE SYSTEM AGREEMENT

          The Guarantor's liability under this Acknowledgment and Guarantee terminates immediately upon the termination of the System Agreement in accordance with the terms thereof, provided that, to the extent that Obligations survive the termination of the System Agreement in accordance with the terms thereof, the Acknowledgement and Guarantee shall continue in respect of such Obligations.


                              ARTICLE SIX - GENERAL


6.01      BENEFIT OF THE GUARANTEE

          This Acknowledgement and Guarantee will enure to the benefit of and be binding upon the permitted successors and permitted assignees of the Guarantor. This Acknowledgment and Guarantee is made for the benefit of ExpressVu and is enforceable by ExpressVu is accordance with its terms. This Acknowledgment and Guarantee shall not be for the benefit of, or enforceable by, any other person or entity who is not a permitted successor or permitted assign of ExpressVu.

6.02      ENTIRE AGREEMENT

          This Acknowledgement and Guarantee constitutes the entire agreement between the Guarantor and ExpressVu with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties except as expressly set forth herein. ExpressVu shall not be bound by any representations or promises made by the EchoStar Parties to the Guarantor. The Guarantor shall not be bound by any representations or promises made by the EchoStar Parties to ExpressVu with respect to the Guarantor or its liability or obligations hereunder without the Guarantor's prior written consent.

6.03      AMENDMENTS AND WAIVERS

          No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and ExpressVu. No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived. No amendment to the System Agreement which affects the Obligations shall be binding upon the Guarantor without the Guarantor's prior consent.

6.04      SEVERABILITY

          If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.


6.05      NOTICES

          Any demand, notice or other communication to be given in connection with this Guarantee must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the Guarantor as follows:


     EchoStar Communications Corporation
     90 Inverness Circle East
     Englewood, Colorado
     80112

     Telecopier No.   303-799-0354

     Attention:     David Moskowitz


or such other address, individual or electronic communication number as may be designated by notice given by the Guarantor to ExpressVu. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

6.07      EXECUTED COPY

          The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.


          IN WITNESS WHEREOF the Guarantor has executed this Guarantee.

          DATED the _______ day of January, 1997.


                    ECHOSTAR COMMUNICATIONS CORPORATION



                    Per:
                        ---------------------------------
                    Name:
                    Title:

SCHEDULE 17:

                        [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 18:   CLAIMS AGAINST THE ECHOSTAR PARTIES


1. Potential patent infringement claim of Starsight Telecast, Inc. or an affiliate thereof

2. Potential patent infringement claim of Personalized Media Corp. or an affiliate thereof

3.   Potential patent infringement claim of Mitel or an affiliate thereof

4. Potential patent and/or copyright infringement claim of Accelerated Technologies, Inc. or an affiliate thereof

SCHEDULE 19: PERSONS, ENTITIES AND TECHNOLOGY NOT COVERED BY INDEMNIFICATION PROVISIONS



- Any and all technology, intellectual property rights of, or obligation to pay royalties to Starsight Telecast, Inc. or any Affiliate thereof.

- Any and all technology, intellectual property rights or obligation to pay royalties relating to the MPEG 2 standard.

- Any and all technology, intellectual property rights or obligation to pay royalties relating to the DVB standard and its implementation by HTS.

- Any and all technology, intellectual property rights of, or obligation to pay royalties relating to, Personalized Media Corp or any Affiliate thereof.

- Any and all technology, intellectual property rights of, or obligation to pay royalties relating to, Accelerated Technologies, Inc. or any Affiliate thereof (Nuclear Plus).

- Any and all technology, intellectual property rights of, or obligation to pay royalties relating to, Mitel Corporation or any Affiliate thereof, or Sunrise Communication Services or any Affiliate thereof.

- Any and all technology or intellectual property rights of, or obligation to pay royalties relating to, Feature Film Services or any Affiliate thereof.

- Any and all technology or intellectual property rights of, or obligation to pay royalties relating to, the Smart Cards and the reading of the Smart Cards by the Digital Satellite Receiver System.

SCHEDULE 20:   HTS SOFTWARE


Primary categories of HTS software include the following areas:

1. Receivers: Software to support receiver products described below excluding Conditional Access task/verification source code.

     (a) BAKER: A cost reduced version of HTS's initial product development, including software improvements incorporated by HTS. SEE ATTACHED SPECIFICATION SHEET FOR PRODUCT FEATURES.

     (b)  Nucleus Plus OS (Operating System) Shell

2.   Accessories:

     (a) REMOTE CONTROL: Certain IR and UHF remote control technology developed and/or implemented by HTS for use in conjunction with the HTS receiver family.

     (b) LNBF: Certain LNBF technology developed and/or implemented by HTS for use in conjunction with the HTS receiver family.

     (c) DISK: Certain dish (antenna) technology developed and/or implemented by HTS for use in conjunction with the HTS receiver family.

     (d) MANUAL: User Manual text and graphics implemented by HTS to describe the installation and operation of the DISH Satellite system.

                                TABLE OF CONTENTS


                                    ARTICLE 1
                                   DEFINITIONS

                                    ARTICLE 2
                                      TERM

2.1  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                    ARTICLE 3
                        PROGRAMMING TRANSMISSION SERVICES

3.1  Provision of Programming Signal Transmission
           Services by ESC to ExpressVu. . . . . . . . . . . . . . . . . . .   9
3.2  Provision of Canadian Programming Signal
           Transmission Services by ExpressVu to ESC.. . . . . . . . . . . .   9
3.3  Payment for Programming Signal Transmission
           Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.4  Approval of Content Programmers.  . . . . . . . . . . . . . . . . . . .  10
3.5  Rights of Access to Non-Programming Signals.. . . . . . . . . . . . . .  10

                                    ARTICLE 4
                               PURCHASE AND SUPPLY

4.1  Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.2  Supply. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                    ARTICLE 5
                                     LICENSE

5.1  License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
5.2  Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
5.3  Limitations on Rights . . . . . . . . . . . . . . . . . . . . . . . . .  13
5.4  Title to Technical Specifications, Etc. . . . . . . . . . . . . . . . .  13

                                    ARTICLE 6
                          IMPLEMENTATION OF THE SYSTEM

6.1  Phased Implementation . . . . . . . . . . . . . . . . . . . . . . . . .  13
6.2  Milestones. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                    ARTICLE 7
                                  INSTALLATION

7.1  Delivery and Installation . . . . . . . . . . . . . . . . . . . . . . .  14
7.2  Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

7.3  Standard Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                    ARTICLE 8
                               SYSTEM INTEGRATION

8.1  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
8.2  Charge for Integration Services . . . . . . . . . . . . . . . . . . . .  15
8.3  Preparation of the Site . . . . . . . . . . . . . . . . . . . . . . . .  15
8.4  Health and Safety.. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
8.5  Operating Records . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
8.6  Priority for Completion of Integration Services.. . . . . . . . . . . .  16
8.7  Cessation of Integration Services . . . . . . . . . . . . . . . . . . .  16

                                    ARTICLE 9
                               ACCEPTANCE TESTING

9.1  Skilled Personnel and Consultants . . . . . . . . . . . . . . . . . . .  17
9.2  Timely Manner . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
9.3  Failure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
9.4  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
9.5  Acceptance Certificates . . . . . . . . . . . . . . . . . . . . . . . .  18

                                   ARTICLE 10
                            SYSTEM PRICE AND PAYMENT

10.1 Price and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
10.2 Price Exclusions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
10.3 Future Services . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
10.4 Change of Technology. . . . . . . . . . . . . . . . . . . . . . . . . .  20
10.5 Failure to Pay by Due Date. . . . . . . . . . . . . . . . . . . . . . .  21
10.6 Purchase Price Adjustments in
           Certain Circumstances . . . . . . . . . . . . . . . . . . . . . .  21

                                   ARTICLE 11
                             BOX STANDARDS/APPROVALS

11.1 Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
11.2 Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                   ARTICLE 12
                                  MANUFACTURING

12.1 Manufacture of Boxes, Smart Cards and
           Outdoor Units . . . . . . . . . . . . . . . . . . . . . . . . . .  23
12.2 Sub-license . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

12.3  HTS Right of Substitution. . . . . . . . . . . . . . . . . . . . . . .  23
12.4  Specifications and Quantities. . . . . . . . . . . . . . . . . . . . .  24
12.5  Modifications. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
12.6  Smart Card Float . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
12.7  Packaging and Labelling. . . . . . . . . . . . . . . . . . . . . . . .  24

                                   ARTICLE 13
                             SALES AND DISTRIBUTION

13.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
13.2  Increasing Sales . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
13.3  Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
13.4  Promotion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
13.5  Shipping . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
13.6  Prices and Box Supply. . . . . . . . . . . . . . . . . . . . . . . . .  26
13.7  Prices to Distributors and Dealers . . . . . . . . . . . . . . . . . .  26
13.8  Price Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
13.9  Box and Subscription Information . . . . . . . . . . . . . . . . . . .  26
13.10 Upgrading. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
13.11 Personalization Data . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                   ARTICLE 14
                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 15
                                    WARRANTY

15.1  Customer Warranty. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
15.2  Breach of Customer Warranty. . . . . . . . . . . . . . . . . . . . . .  31

                                   ARTICLE 16
                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 17
                         REPAIR AND SERVICE AND TRAINING

17.1 Repair Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
17.2 Repair Program. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
17.3 Support Services. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                   ARTICLE 18
                                SIGNAL PROTECTION

18.1 Signal Separation.. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
18.2 Shut-Off Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . .  35
18.3 [CONFIDENTIAL MATERIAL REDACTED]
18.4 Audit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
18.5 Grey Marketing-Distributors and Dealers.. . . . . . . . . . . . . . . .  36
18.6 Third Party Signal Protection Provisions. . . . . . . . . . . . . . . .  36
18.7 Survival of Certain Terms.. . . . . . . . . . . . . . . . . . . . . . .  37

                                   ARTICLE 19
                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 20
                               BREACH OF SECURITY

20.1 Breach of Security. . . . . . . . . . . . . . . . . . . . . . . . . . .  42
20.2 Remedy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
20.3 Recommendations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                   ARTICLE 21
                                   TRADE MARKS

21.1 Grant of Use.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
21.2 Right to Sub-license.   . . . . . . . . . . . . . . . . . . . . . . . .  43
21.3 Restrictions on ESC's Use.. . . . . . . . . . . . . . . . . . . . . . .  44
21.4 Notifications.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
21.5 Actions by ESC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

21.6  Actions by ExpressVu . . . . . . . . . . . . . . . . . . . . . . . . .  44
21.7  Protection of Licensed Trade Marks . . . . . . . . . . . . . . . . . .  44
21.8  Termination of ExpressVu's Right to Use the
          Licensed Trade Marks.. . . . . . . . . . . . . . . . . . . . . . .  45
21.9  Notice of Termination. . . . . . . . . . . . . . . . . . . . . . . . .  46
21.10 Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . .  46
21.11 Indemnity for Costs of Certain Claims. . . . . . . . . . . . . . . . .  46

                                   ARTICLE 22
                         REPRESENTATIONS AND WARRANTIES

22.1  Representations and Warranties by the
           EchoStar Parties. . . . . . . . . . . . . . . . . . . . . . . . .  47
22.2  Representations and Warranties by ExpressVu. . . . . . . . . . . . . .  50
22.3  Survive Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                   ARTICLE 23
                               SOURCE CODE ESCROW

23.1  Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                   ARTICLE 24
                          INTELLECTUAL PROPERTY RIGHTS
                               AND INDEMNIFICATION

24.1  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . .  52
24.2  Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
24.3  Rights Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
24.4  Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
24.5  Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
24.6  Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
24.7  Restrictions on Use. . . . . . . . . . . . . . . . . . . . . . . . . .  54
24.8  Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
24.9  Third Party Intellectual Property Claims . . . . . . . . . . . . . . .  54
24.10 Infringement of Intellectual Property Rights . . . . . . . . . . . . .  56
24.11 Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
24.12 Limitation of EchoStar's Indemnity . . . . . . . . . . . . . . . . . .  57
24.13 HTS' Entire Obligation . . . . . . . . . . . . . . . . . . . . . . . .  57

                                   ARTICLE 25
                                    INDEMNITY

25.1  ExpressVu Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . .  57
25.2  EchoStar Parties' Indemnity. . . . . . . . . . . . . . . . . . . . . .  57

                                   ARTICLE 26
                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 27
                               LIQUIDATED DAMAGES

27.1 [CONFIDENTIAL MATERIAL REDACTED]  . . . . . . . . . . . . . . . . . . .  58
27.2 Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
27.3 Waiver of Damages . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                   ARTICLE 28
                                   TERMINATION

28.1 Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . . .  60
28.2 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
28.3 Obligations on Termination of Agreement . . . . . . . . . . . . . . . .  62

                                   ARTICLE 29
                                SECURITY INTEREST

29.1 Grant of Security Interest. . . . . . . . . . . . . . . . . . . . . . .  62
29.2 Secure Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
29.3 Realization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
29.4 Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                   ARTICLE 30
                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 31
                        [CONFIDENTIAL MATERIAL REDACTED]

                                   ARTICLE 32
                       CONDITIONS PRECEDENT TO PERFORMANCE

32.1  Conditions to ExpressVu's Performance. . . . . . . . . . . . . . . . .  70
32.2  Conditions to EchoStar Parties' Performance. . . . . . . . . . . . . .  70
32.3  Condition to All Parties' Performance. . . . . . . . . . . . . . . . .  71
32.4  Covenants to cause Conditions to be Satisfied
            or Complied with.. . . . . . . . . . . . . . . . . . . . . . . .  71

                                   ARTICLE 33
                          GOVERNING LAW AND ARBITRATION

33.1  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
33.2  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
33.3  Interim Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
33.4  Decision Final . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
33.5  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                   ARTICLE 34
                                 CONFIDENTIALITY

34.1  Confidentiality Regarding Terms and Existence
            of Agreement; Confidential Information.. . . . . . . . . . . . .  73

                                   ARTICLE 35
                                  MISCELLANEOUS

35.1  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
35.2  No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
35.3  Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
35.4  Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
35.5  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
35.6  Variation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
35.7  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
35.8  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
35.9  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
35.10 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . .  78
35.11 Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
35.12 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
35.13 Interest on Overdue Payments.. . . . . . . . . . . . . . . . . . . . .  80
35.14 Equitable Relief.. . . . . . . . . . . . . . . . . . . . . . . . . . .  80

SCHEDULE 1:    [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 2:    [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 3:    DOCUMENTATION

SCHEDULE 4:    [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 5:    ACCEPTANCE TESTS

SCHEDULE 6:    [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 7:    CONDITIONAL ACCESS SYSTEM

SCHEDULE 8:    SUPPORT CONTACT PERSONNEL

SCHEDULE 9:    [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 10:   [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 11:   ECHOSTAR'S STANDARD RATES

SCHEDULE 12:   [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 13:   LICENSED TRADE MARKS

SCHEDULE 14:   SUB-LICENSING AGREEMENT RELATING TO LICENSED TRADE MARKS

SCHEDULE 15:   [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 16:   FORM OF GUARANTEE OF ECHOSTAR COMMUNICATIONS CORPORATION

SCHEDULE 17:   [CONFIDENTIAL MATERIAL REDACTED]

SCHEDULE 18:   CLAIMS AGAINST THE ECHOSTAR PARTIES

SCHEDULE 19: PERSONS, ENTITIES AND TECHNOLOGY NOT COVERED BY INDEMNIFICATION PROVISIONS

SCHEDULE 20:   HTS SOFTWARE

                                  AMENDMENT


     WHEREAS Houston Tracker Systems, Inc. and EchoStar Satellite Corporation (collectively, the "EchoStar Parties") and ExpressVu Inc. ("ExpressVu" have entered into an agreement dated January 8, 1997 (the "Integration Agreement") which provides, among other things, for the supply by the EchoStar Parties of programming signals, equipment and services required by ExpressVu in connection with its direct-to-home satellite service in Canada;

     AND WHEREAS Article 32 of the Integration Agreement provides that the rights and obligations under the Integration Agreement shall not become effective until the fulfilment of certain conditions precedent to performance of the EchoStar Parties and ExpressVu;

     AND WHEREAS Section 32.4 of the Integration Agreement provides that the deadline for the fulfilment or waiver of the conditions precedent under
Article 32 is January 17, 1997;

     AND WHEREAS the EchoStar Parties and ExpressVu wish to amend the Integration Agreement to provide for the extension of the deadline to January 21, 1997;

     NOW THEREFORE IN CONSIDERATION OF the mutual covenants contained herein and within the Integration Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1. References to the date "January 17, 1997" within Section 32.4 of the Integration Agreement are hereby deleted and the date "January 21, 1997" shall be substituted in place thereof.

2.   The parties acknowledge that this Amendment is made pursuant to Section
35.6 of the Integration Agreement.

     The parties hereto have entered into this Amendment to the Integration Agreement as of January 17, 1997.

                                           ECHOSTAR SATELLITE CORPORATION


                                           Per:   /s/  DAVID K. MOSKOWITZ
                                               ------------------------------
                                               Name:  David K. Moskowitz
                                               Title: SVP and General Counsel

                                           HOUSTON TRACKER SYSTEMS INC.


                                           Per:   /s/  DAVID K. MOSKOWITZ
                                               ------------------------------
                                           Name:  David K. Moskowitz
                                           Title: SVP and General Counsel



                                           EXPRESSVU INC.


                                           Per:   /s/  MARC LACOURCIERE
                                               ------------------------------
                                               Marc Lacourciere
                                               Corporate Secretary

                                    AMENDMENT NO 2

                                          TO

                           AGREEMENT DATED JANUARY 8, 1997

                                       BETWEEN

     HOUSTON TRACKER SYSTEMS, INC./ECHOSTAR SATELLITE CORPORATION/EXPRESSVU INC.



                                     INTRODUCTION


Houston Tracker Systems, Inc., EchoStar Satellite Corporation, and ExpressVu Inc. agree to amend Schedule 9 of the agreement between them dated January 8, 1997 in order to:

                           [CONFIDENTIAL MATERIAL REDACTED]

                                   AMENDMENT NO. 2
                                     (CONTINUED)



The parties hereto have entered into this agreement as of the date first written above.


ECHOSTAR SATELLITE CORPORATION


Per:     /s/  CHARLIE ERGEN
    -------------------------------
    Name:  Charlie Ergen
    Title: CEO



HOUSTON TRACKER SYSTEMS, INC.

Per:     /s/  CHARLIE ERGEN
    -------------------------------
    Name:  Charlie Ergen
    Title: CEO



EXPRESSVU, INC.

Per:     /s/  M. A. NEWMAN
    -------------------------------
    Name:  M. A. Newman
    Title: CEO



Per:     /s/  ALAIN GOURD
    -------------------------------
    Name:  Alain Gourd
    Title: Chairman

                                      EXHIBIT A
                                   (AMENDMENT NO.2)

                           [CONFIDENTIAL MATERIAL REDACTED]

                                      EXHIBIT A
                                   (AMENDMENT NO.2)

                          [CONFIDENTIAL MATERIAL REDACTED]